EXHIBIT 3.9



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                      WORLD OMNI LEASE SECURITIZATION L.P.,


                 CHASE MANHATTAN BANK DELAWARE, AS OWNER TRUSTEE


                                       AND


               HARRIS TRUST AND SAVINGS BANK, AS INDENTURE TRUSTEE


             WORLD OMNI 1999-A AUTOMOBILE LEASE SECURITIZATION TRUST


                         SECURITIZATION TRUST AGREEMENT



                         ------------------------------




                           DATED AS OF AUGUST 1, 1999

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                                TABLE OF CONTENTS
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RECITALS             .............................................................................................1


ARTICLE ONE.         DEFINITIONS..................................................................................2

   Section 1.01.     Definitions..................................................................................2
   Section 1.02.     Article and Section References..............................................................25

ARTICLE TWO.         CREATION OF TRUST...........................................................................25

   Section 2.01.     Creation of Trust...........................................................................25
   Section 2.02.     Conveyance of the 1999-A SUBI Interest......................................................25
   Section 2.03.     Acceptance by Owner Trustee.................................................................25

ARTICLE THREE.       DISTRIBUTIONS; RESERVE FUND; STATEMENTS TO SECURITYHOLDERS..................................26

   Section 3.01.     Distribution Account........................................................................26
   Section 3.02.     Collections.................................................................................26
   Section 3.03.     Distributions...............................................................................27
   Section 3.04.     Reserve Fund................................................................................31
   Section 3.05.     Net Deposits................................................................................33
   Section 3.06.     Statements to Noteholders...................................................................33

ARTICLE FOUR.        THE TRANSFEROR CERTIFICATE..................................................................35

   Section 4.01.     The Transferor Certificate..................................................................35
   Section 4.02.     Authentication and Delivery of Transferor Certificate.......................................35
   Section 4.03.     No Transfer of Transferor Certificate.......................................................36
   Section 4.04.     Mutilated, Destroyed, Lost or Stolen Certificates...........................................36
   Section 4.05.     Persons Deemed Owners.......................................................................36

ARTICLE FIVE.        THE TRANSFEROR..............................................................................36

   Section 5.01.     Representations of Transferor...............................................................36
   Section 5.02.     Liability of Transferor; Indemnities........................................................38
   Section 5.03.     Merger or Consolidation of, or Assumption of the Obligations of, Transferor; Certain
                     Limitations.................................................................................38
   Section 5.04.     Limitation on Liability of Transferor and Others............................................39
   Section 5.05.     Transferor May Own Notes....................................................................39
   Section 5.06.     No Transfer.................................................................................40
   Section 5.07.     Tax Matters Partner.........................................................................40

ARTICLE SIX.         THE OWNER TRUSTEE...........................................................................40

   Section 6.01.     Duties of Owner Trustee.....................................................................40
   Section 6.02.     Certain Matters Affecting the Owner Trustee.................................................41
   Section 6.03.     Owner Trustee Not Liable for Notes, Transferor Certificate or Leases........................42
   Section 6.04.     Owner Trustee May Own Notes.................................................................43
   Section 6.05.     Owner Trustee's Fees and Expenses...........................................................43
   Section 6.06.     Eligibility Requirements for Owner Trustee..................................................43
   Section 6.07.     Resignation or Removal of Owner Trustee.....................................................43
   Section 6.08.     Successor Owner Trustee.....................................................................44
   Section 6.09.     Merger or Consolidation of Owner Trustee....................................................44
   Section 6.10.     Appointment of Co-Trustee or Separate Owner Trustee.........................................44
   Section 6.11.     Representations and Warranties of Owner Trustee.............................................45
   Section 6.12.     Tax Returns.................................................................................46
   Section 6.13.     Owner Trustee May Enforce Claims Without Possession of Transferor Certificate...............46
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   Section 6.14.     Suit for Enforcement........................................................................46
   Section 6.15.     Rights of Indenture Trustee to Direct Owner Trustee.........................................47
   Section 6.16.     No Petition.................................................................................47
   Section 6.17.     Authority to Execute........................................................................47
   Section 6.18.     Management of the Trust.....................................................................47

ARTICLE SEVEN.       TERMINATION.................................................................................47

   Section 7.01.     Termination of the Trust....................................................................47
   Section 7.02.     Optional Purchase of the 1999-A SUBI Interest...............................................48

ARTICLE EIGHt.       EARLY AMORTIZATION EVENTS...................................................................48

   Section 8.01.     Early Amortization Events...................................................................48

ARTICLE NINE.        MISCELLANEOUS PROVISIONS....................................................................50

   Section 9.01.     Amendment...................................................................................50
   Section 9.02.     Protection of Title to Trust................................................................51
   Section 9.03.     Limitation on Rights of Transferor..........................................................52
   Section 9.04.     Governing Law...............................................................................52
   Section 9.05.     Notices.....................................................................................53
   Section 9.06.     Severability of Provisions..................................................................53
   Section 9.07.     Assignment..................................................................................53
   Section 9.08.     Transferor Certificate Nonassessable and Fully Paid.........................................53
   Section 9.09.     Successors and Assigns......................................................................53

ARTICLE TEN.         AGENT FOR SERVICE...........................................................................53

   Section 10.01.    Agent for Service of Transferor.............................................................53
   Section 10.02.    Agent of Owner Trustee......................................................................54

EXHIBITS:

Exhibit A                  - Form of Transferor Certificate.....................................................A-1
Exhibit B                  - Form of Certificate of Trust.......................................................B-1

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                         SECURITIZATION TRUST AGREEMENT

         THIS SECURITIZATION TRUST AGREEMENT, dated as of August 1, 1999, is made with respect to the formation of the WORLD OMNI 1999-A AUTOMOBILE LEASE SECURITIZATION TRUST (the "Trust"), among WORLD OMNI LEASE SECURITIZATION L.P., a Delaware limited partnership ("WOLS LP" or, in its capacity as transferor hereunder, the "Transferor"), CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as owner trustee (not in its individual capacity, but solely as owner trustee hereunder, the "Owner Trustee"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as indenture trustee (the "Indenture Trustee").

                                    RECITALS

         A. Auto Lease Finance L.P., a Delaware limited partnership ("ALF LP"), VT Inc., an Alabama corporation (the "Origination Trustee"), and, for certain limited purposes set forth therein, U.S. Bank National Association, a national banking association (formerly known as First Bank National Association and successor trustee to Bank of America Illinois, an Illinois banking corporation) (together with its successors, "U.S. Bank"), have entered into that certain Second Amended and Restated Trust Agreement dated as of July 1, 1994, as amended by that certain Amendment No. 1 to Second Amended and Restated Trust Agreement dated as of November 1, 1994 and that certain Amendment No. 2 to Second Amended and Restated Trust Agreement dated as of September 23, 1998 (as the same may be further amended, supplemented or modified, the "Origination Trust Agreement"), amending and restating that certain original Trust Agreement dated as of November 1, 1993 among Auto Lease Finance, Inc. ("ALFI"), the Origination Trustee and U.S. Bank, and that certain Amended and Restated Trust Agreement dated as of June 1, 1994 among ALFI, ALF LP, the Origination Trustee and U.S. Bank, pursuant to which ALF LP and the Origination Trustee formed World Omni LT, an Alabama trust (the "Origination Trust"), for the purpose of taking assignments and conveyances of, holding in trust and dealing in various Trust Assets (as defined in the Origination Trust Agreement) in accordance with the Origination Trust Agreement. ALFI and World Omni Financial Corp., a Florida corporation ("WOFCO"), ALFI's parent, have entered into that certain Limited Partnership Agreement dated as of June 1, 1994, as amended and restated pursuant to that certain Amended and Restated Limited Partnership Agreement dated as of July 1, 1994, pursuant to which ALF LP was formed and ALFI contributed to ALF LP all of its right, title and interest in and to the Origination Trust.

         B. On September 23, 1998, ALFI was merged with and into Auto Lease Finance LLC ("ALF LLC"), a Delaware single member limited liability company the sole member of which is WOFCO, pursuant to that certain Assignment of General Partnership Interest and Amendment to Amended and Restated Limited Partnership Agreement of Auto Lease Finance L.P. dated as of September 23, 1998 among WOFCO, ALFI and ALF LLC and that certain Certificate of Merger dated September 23, 1998 filed by WOFCO with the Secretary of State for the State of Delaware whereby ALF LLC succeeded to all of the rights and obligations of ALFI, including but not limited to those as general partner of ALF LP, as reflected in the Amended and Restated Certificate of Limited Partnership of ALF LP filed with the Delaware Secretary of State as of September 23, 1998.

         C. The Origination Trustee, on behalf of the Origination Trust, and WOFCO (in its capacity as servicer, the "Servicer") also have entered into that certain Second Amended and Restated Servicing Agreement dated as of July 1, 1994, as amended by that certain Amendment No. 1 to Second Amended and Restated Servicing Agreement dated as of September 23, 1998 (as the same may be further amended, supplemented or modified, the "Servicing Agreement"), amending and restating that certain original Servicing Agreement dated as of November 1, 1993, and that certain Amended and Restated Servicing Agreement dated as of June 1, 1994, which provides for, among other things, the servicing of the Trust Assets by the Servicer.


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         D. Concurrently herewith, and as contemplated by the terms of the
Origination Trust Agreement, ALF LP, the Origination Trustee, U.S. Bank and WOLS LP have entered into a Supplement 1999-A to Trust Agreement dated as of August 1, 1999 (the "1999-A SUBI Supplement") pursuant to which the Origination Trustee, on behalf of the Origination Trust and at the direction of ALF LP, will create and issue to ALF LP a special unit of beneficial interest in the Origination Trust, or "SUBI" (as defined in the Origination Trust Agreement) (such SUBI, the "1999-A SUBI"), whose beneficiaries generally will be entitled to the net cash flow arising from, but only from, the related SUBI Portfolio (as defined in the Origination Trust Agreement) (such SUBI Portfolio, the "1999-A SUBI Portfolio"), which 1999-A SUBI will be evidenced by a SUBI Certificate (as defined in the Origination Trust Agreement) representing a 100% beneficial interest in the 1999-A SUBI (the "1999-A SUBI Certificate"), all as set forth in the Origination Trust Agreement and the 1999-A SUBI Supplement.

         E. Also concurrently herewith, and as contemplated by the terms of the Servicing Agreement, the Origination Trustee, on behalf of the Origination Trust, and the Servicer also have entered into a Supplement 1999-A to Servicing Agreement dated as of August 1, 1999 (the "1999-A Servicing Supplement"), pursuant to which the terms of the Servicing Agreement will be supplemented insofar as they apply to the 1999-A SUBI Portfolio, providing for further specific servicing obligations that will benefit the holder of the 1999-A SUBI Certificate and the parties to the Securitized Financing (as defined in the Origination Trust Agreement) contemplated by this Agreement.

         F. Also concurrently herewith, ALF LP and the Transferor have entered into that certain SUBI Certificate Purchase and Sale Agreement dated as of August 1, 1999 (the "SUBI Certificate Agreement"), pursuant to which ALF LP sold to the Transferor, without recourse, all of ALF LP's right, title and interest in and to the 1999-A SUBI and the 1999-A SUBI Certificate, all monies due thereon and paid thereon in respect thereof and the right to realize on any property that may be deemed to secure the 1999-A SUBI, and all proceeds thereof, all in consideration of the cash payment to ALF LP of an amount equal to the Aggregate Net Investment Value (as defined below) of the 1999-A SUBI Portfolio as of the Initial Cutoff Date (as defined in the 1999-A SUBI Supplement).

         G. The Transferor and the Owner Trustee desire to enter into this Agreement to create the Trust.

         H. Also concurrently herewith, the Indenture Trustee and the Owner Trustee are entering into that certain Indenture dated as of August 1, 1999 (the "Indenture") pursuant to which, among other things, the Trust will issue the Notes (as defined in the Indenture) and the Trust will grant a security interest to the Indenture Trustee with respect to all of the Trust Estate (as defined herein); and the Indenture Trustee is entering into this Agreement to acknowledge the terms and conditions relative to the Notes.

         I. The parties hereto desire, pursuant to this Agreement, to provide for the issuance by the Trust of the Transferor Certificate (as defined herein) and to provide for the exchange of the Transferor Certificate and the Notes for the 1999-A SUBI Certificate in connection with a Securitized Financing (as defined in the Origination Trust Agreement) by the Transferor.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                            ARTICLE ONE. DEFINITIONS

         Section 1.01.  Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them by Section 0.01 of the Origination Trust Agreement, by Section 10.01 of the


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1999-A SUBI Supplement or Section 6.01 of the 1999-A Servicing Supplement, as
applicable, (b) the capitalized terms defined in this Agreement have the meanings assigned to them in this Agreement and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular article or section within this Agreement, (d) the term "include" and all variations thereon shall mean "include without limitation" and
(e) the term "or" shall include "and/or".

         "Accelerated Principal Distribution Amount" has the meaning set forth in Section 3.03(c)(ii).

         "Additional Loss Lease" means a 1999-A Lease that has been sold or otherwise disposed of to pay an Additional Loss Amount.

         "Administrative Expense" means any reasonable administrative cost or expense associated with the Indenture, the Notes, the Trust or the Origination Trust, including reasonable fees and expenses of attorneys and accountants.

         "Advance" means those advances required or permitted to be made by the Servicer pursuant to Section 9.04 of the 1999-A Servicing Supplement.

         "Aggregate Net Investment Value" means, as of any day, the sum of (i) the aggregate of the Discounted Principal Balances of all 1999-A Leases at such date, each such Discounted Principal Balance being derived from the Schedule of Leases and Leased Vehicles as in effect on such date; provided that as of the last day of any Collection Period, there shall be eliminated from the Schedule of Leases and Leased Vehicles for the purpose of this definition (including, without limitation, the determination at any subsequent time of the Aggregate Net Investment Value as of the last day of any Collection Period) each 1999-A Lease that became a Charged-off, Liquidated, Matured or Additional Loss Lease before the end of such Collection Period, (ii) the aggregate of the Booked Residual Values of those Leased Vehicles that have been added to Matured Leased Vehicle Inventory within the three immediately preceding Collection Periods but have not been sold or otherwise disposed of as of the last day of the most recent Collection Period for no more than two full Collection Periods, each such Booked Residual Value being derived from the Schedule of Leases and Leased Vehicles as in effect on such date, and (iii) prior to the last Transfer Date, the aggregate amount of Principal Collections (and amounts treated as Principal Collections pursuant to the last sentence of Section 3.03(b)) that have not been reinvested in additional 1999-A Leases and 1999-A Leased Vehicles pursuant to
Section 11.02 of the 1999-A SUBI Supplement.

         "Aggregate Net Losses" means, with respect to a Collection Period, an amount equal to the aggregate Discounted Principal Balances of all 1999-A Leases that became Charged-off Leases during such Collection Period minus all Net Repossessed Vehicle Proceeds and other Net Liquidation Proceeds collected during such Collection Period with respect to Charged-off Leases.

         "Agreement" means this Securitization Trust Agreement and all amendments hereof and supplements hereto.

         "ALFI" means Auto Lease Finance, Inc. and its successors.

         "ALF LLC" means Auto Lease Finance LLC, a Delaware single member limited liability company, the general partner of ALF LP.

         "ALF LP" has the meaning set forth in Recital A.

         "Alternate Reserve Fund Formula" means that formula pursuant to which the Reserve Fund Cash Requirement is to be calculated if any Reserve Fund Test is not satisfied as of any Distribution Date. Pursuant to the Alternate Reserve Fund Formula, the Reserve Fund Cash Requirement shall equal two times the Base Reserve Fund Formula, but which amount shall in no event be greater than


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the Note Balance on such Distribution Date (after giving effect to reductions in the Note Balance on such Distribution Date).

         "Amortization Date" means September 1, 2000.

         "Amortization Period" means the period beginning with the day immediately succeeding the last day of the Revolving Period and ending on the day the Notes have been paid in full and all unpaid Class A-1 Uncovered Loss Amounts, Class A-2 Uncovered Loss Amounts, Class A-3 Uncovered Loss Amounts, Class A-4 Uncovered Loss Amounts, Class B Uncovered Loss Amounts and unpaid Class B Note Principal Carryover Shortfalls have been paid in full, in each case with accrued interest thereon, or the Trust otherwise terminates.

         "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

         "Base Reserve Fund Formula" means that formula pursuant to which the Reserve Fund Cash Requirement is to be calculated if all Reserve Fund Tests are satisfied as of any Distribution Date. Pursuant to the Base Reserve Fund Formula the Reserve Fund Cash Requirement with respect to any Distribution Date will equal the lesser of (i) the amount of the Reserve Fund Initial Deposit and (ii) the Note Balance as of the related Distribution Date (after giving effect to reductions in the Note Balance on such Distribution Date).

         "Book-Entry Notes" means a beneficial interest in the Class A Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Palisades Park, New Jersey, Chicago, Illinois, Wilmington, Delaware, Deerfield Beach, Florida, or Mobile, Alabama are authorized or obligated by law, executive order or governmental decree to be closed.

         "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq.

         "Capped Indenture Trustee Administrative Expenses" means, with respect to any Distribution Date, the compensation of the Indenture Trustee pursuant to
Section 6.07 of the Indenture and those other Administrative Expenses with respect to the Indenture and the Notes, including those due under Section 6.07 of the Indenture that, together with all such Administrative Expenses paid since the beginning of the calendar year in which such Distribution Date occurs, do not exceed $[__________] (or $[__________] in any year in which an Indenture Event of Default occurs).

         "Capped Owner Trustee Administrative Expenses" means, with respect to any Distribution Date, the compensation of the Owner Trustee pursuant to Section
6.05 and those other Administrative Expenses with respect to the Trust, including those due under Section 6.05, as are due on such Distribution Date that, together with all such Administrative Expenses paid since the beginning of the calendar year in which such Distribution Date occurs, do not exceed $[__________].

         "Certificate" means the Transferor Certificate.

         "Certificateholder" means the Transferor.

         "Certificate of Trust" means the Certificate of Trust in the form of Exhibit B filed for the Trust pursuant to the Business Trust Statute.


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         "Charged-off Amount" means, as of any Distribution Date, an amount equal to the sum of the Discounted Principal Balances, as of the end of the related Collection Period, of any Charged-off Leases that became Charged-off Leases during that related Collection Period.

         "Charge-off Rate" means, with respect to any Collection Period, a percentage equivalent to a fraction, the numerator of which is the product of
(a) 12 and (b) the Aggregate Net Losses with respect to such Collection Period, and the denominator of which is the quotient of (a) the Aggregate Net Investment Value as of the last day of such Collection Period plus the Aggregate Net Investment Value as of the last day of the immediately preceding Collection Period, divided by (b) 2.

         "Charge-off Rate Test" means that determination, made on each Determination Date, of the average of the Charge-off Rates for the immediately preceding three Collection Periods (or during the months of June, July and August in respect of the September 1999 Determination Date, the months of July and August 1999 and the September 1999 Collection Period in respect of the October 1999 Determination Date, and the month of August 1999 and the September and October 1999 Collection Periods in respect of the November 1999 Determination Date). The Charge-off Rate Test will be satisfied if such average is [____]% or less.

         "Class" means all Securities whose form is identical except for variation in denomination, principal amount or owner.

         "Class A Cap Rate" means [____]%.

         "Class A Cap Receipt" shall mean, to the extent the following is a positive number, an amount equal to the product of (i) One-Month LIBOR with respect to the related Distribution Date minus the Class A Cap Rate, (ii) the Class A Notional Amount and (iii) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date (or, with respect to the first Distribution Date, the actual number of days from the date of issuance of the Class A Notes) to but excluding the related Distribution Date, and the denominator of which is 360.

         "Class A Cap Provider" means Credit Lyonnais New York Branch, a New York licensed branch of Credit Lyonnais, S.A., a banking corporation organized and existing under the laws of the Republic of France.

         "Class A Interest Rate Cap Agreement" means that certain interest rate cap agreement dated as of August [___], 1999 [and effective as of [_______] [____]. 1999] by and between the Trust and the Class A Cap Provider.

         "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

         "Class A Note Balance" means the sum of the Class A-1 Note Balance, the Class A-2 Note Balance, Class A-3 Note Balance and the Class A-4 Note Balance.

         "Class A Noteholder" means any Holder of a Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note.

         "Class A Notional Amount" means the sum of the Class A-1 Notional Amount, the Class A-2 Notional Amount, the Class A-3 Notional Amount and the Class A-4 Notional Amount.

         "Class A Percentage" means the Class A Note Balance immediately after the Class A-3 Notes have been paid in full as a percentage of the Note Balance at such time.


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         "Class A-1 Allocation Percentage" means, as of any Distribution Date, the Class A-1 Note Balance as of the last day of the related Collection Period as a percentage of the Note Balance as of such last day.

         "Class A-1 Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Principal Distributable Amount and the Class A-1 Interest Distributable Amount.

         "Class A-1 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the Class A-1 Interest Distributable Amount for such Distribution Date plus any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Note Rate from such immediately preceding Distribution Date to but not including the current Distribution Date, over (ii) the amount of interest distributed to Class A-1 Noteholders on such current Distribution Date.

         "Class A-1 Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) the Class A-1 Note Rate (ii) the Class A-1 Note Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class A-1 Note Balance made on such immediately preceding Distribution Date) and (iii) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but excluding the related Distribution Date, and the denominator of which is 360.

         "Class A-1 Note" means one of the Notes executed by the Owner Trustee on behalf of the Trust and authenticated by the Indenture Trustee in substantially the form set forth in Exhibit A to the Indenture.

         "Class A-1 Note Balance" shall initially equal the Initial Class A-1 Note Balance and, on any date, shall equal the Initial Class A-1 Note Balance, reduced by the sum of (i) all amounts distributed to Class A-1 Noteholders and allocable to principal on or prior to such date, and (ii) the aggregate amount of any Class A-1 Uncovered Loss Amounts.

         "Class A-1 Note Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class A-1 Note Balance as of the close of business on such Distribution Date (after giving effect to all changes in the Class A-1 Note Balance made on that date) divided by the Initial Class A-1 Note Balance.

         "Class A-1 Noteholder" means any Holder of a Class A-1 Note.

         "Class A-1 Note Rate" means One Month LIBOR plus [_____]%.

         "Class A-1 Notional Amount" shall mean, as determined on each Deposit Date, the Class A-1 Note Balance as of close of business on the preceding Distribution Date, provided, however, with respect to the first Deposit Date, the Class A-1 Notional Amount will be equal to the Initial Class A-1 Note Balance.

         "Class A-1 Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount (if any) that is distributable to the Class A-1 Noteholders pursuant to
Section 3.03(d).

         "Class A-1 Uncovered Loss Amounts" for any Distribution Date will be
(i) until the Class B Note Balance has been reduced to zero, zero; (ii) after the Class B Note Balance has been reduced to zero and until the Class A-1 Note Balance has been reduced to zero, the Class A-1 Allocation Percentage of any


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Uncovered Loss Amounts for that Distribution Date; and (iii) after the Class A-1
Note Balance has been reduced to zero, zero.

         "Class A-1 Uncovered Loss Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and unpaid interest (at the Class A-1 Note Rate) on the aggregate amount of unreimbursed Class A-1 Uncovered Loss Amounts from previous Distribution Dates.

         "Class A-2 Allocation Percentage" means, as of any Distribution Date, the Class A-2 Note Balance as of the last day of the related Collection Period as a percentage of the then Note Balance as of such last day.

         "Class A-2 Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-2 Principal Distributable Amount and the Class A-2 Interest Distributable Amount.

         "Class A-2 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the Class A-2 Interest Distributable Amount for such Distribution Date plus any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Note Rate from such immediately preceding Distribution Date to but not including the current Distribution Date, over (ii) the amount of interest distributed to Class A-2 Noteholders on such current Distribution Date.

         "Class A-2 Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) the Class A-2 Note Rate (ii) the Class A-2 Note Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class A-2 Note Balance made on such immediately preceding Distribution Date) and (iii) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but excluding the related Distribution Date, and the denominator of which is 360.

         "Class A-2 Note" means one of the Notes executed by the Owner Trustee on behalf of the Trust and authenticated by the Indenture Trustee in substantially the form set forth in Exhibit B to the Indenture.

         "Class A-2 Note Balance" shall initially equal the Initial Class A-2 Note Balance and, on any date, shall equal the Initial Class A-2 Note Balance, reduced by the sum of (i) all amounts distributed to Class A-2 Noteholders and allocable to principal on or prior to such date, and (ii) the aggregate amount of any Class A-2 Uncovered Loss Amounts.

         "Class A-2 Note Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class A-2 Note Balance as of the close of business on such Distribution Date (after giving effect to all changes in the Class A-2 Note Balance made on that date) divided by the Initial Class A-2 Note Balance.

         "Class A-2 Noteholder" means any Holder of a Class A-2 Note.

         "Class A-2 Note Rate" means One Month LIBOR plus [_____]%.

         "Class A-2 Notional Amount" shall mean, as determined on each Deposit Date, the Class A-2 Note Balance as of close of business on the preceding Distribution Date, provided, however, with respect to the first Deposit Date, the Class A-2 Notional Amount will be equal to the Initial Class A-2 Note Balance.

         "Class A-2 Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount (if any) that is distributable to the Class A-2 Noteholders pursuant to
Section 3.03(d).

         "Class A-2 Uncovered Loss Amounts" for any Distribution Date will be
(i) until the Class B Note Balance has been reduced to zero, zero; (ii) after the Class B Note Balance has been reduced to zero and until the Class A-2 Note Balance has been reduced to zero, the Class A-2 Allocation Percentage of any Uncovered Loss Amounts for that Distribution Date; and (iii) after the Class A-2 Note Balance has been reduced to zero, zero.

         "Class A-2 Uncovered Loss Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and unpaid interest (at the Class A-2 Note Rate) on the aggregate amount of unreimbursed Class A-2 Uncovered Loss Amounts from previous Distribution Dates.

         "Class A-3 Allocation Percentage" means, as of any Distribution Date, the Class A-3 Note Balance as of the last day of the related Collection Period as a percentage of the then Note Balance as of such last day.

         "Class A-3 Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-3 Principal Distributable Amount and the Class A-3 Interest Distributable Amount.

         "Class A-3 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the Class A-3 Interest Distributable Amount for such Distribution Date plus any outstanding Class A-3 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-3 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-3 Note Rate from such immediately preceding Distribution Date to but not including the current Distribution Date, over (ii) the amount of interest distributed to Class A-3 Noteholders on such current Distribution Date.

         "Class A-3 Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) the Class A-3 Note Rate (ii) the Class A-3 Note Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class A-3 Note Balance made on such immediately preceding Distribution Date) and (iii) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but excluding the related Distribution Date, and the denominator of which is 360.

         "Class A-3 Note" means one of the Notes executed by the Owner Trustee on behalf of the Trust and authenticated by the Indenture Trustee in substantially the form set forth in Exhibit C to the Indenture.

         "Class A-3 Note Balance" shall initially equal the Initial Class A-3 Note Balance and, on any date, shall equal the Initial Class A-3 Note Balance, reduced by the sum of (i) all amounts distributed to Class A-3 Noteholders and allocable to principal on or prior to such date, and (ii) the aggregate amount of any Class A-3 Uncovered Loss Amounts.

         "Class A-3 Note Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class A-3 Note Balance as of the close of business on such Distribution Date (after giving effect to all changes in the Class A-3 Note Balance made on that date) divided by the Initial Class A-3 Note Balance.

         "Class A-3 Noteholder" means any Holder of a Class A-3 Note.

         "Class A-3 Note Rate" means One Month LIBOR plus [_____]%.

         "Class A-3 Notional Amount" shall mean, as determined on each Deposit Date, the Class A-3 Note Balance as of close of business on the preceding Distribution Date, provided, however, with respect to the first Deposit Date, the Class A-3 Notional Amount will be equal to the Initial Class A-3 Note Balance.

         "Class A-3 Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount (if any) that is distributable to the Class A-3 Noteholders pursuant to
Section 3.03(d).

         "Class A-3 Uncovered Loss Amounts" for any Distribution Date will be
(i) until the Class B Note Balance has been reduced to zero, zero; (ii) after the Class B Note Balance has been reduced to zero and until the Class A-3 Note Balance has been reduced to zero, the Class A-3 Allocation Percentage of any Uncovered Loss Amounts for that Distribution Date; and (iii) after the Class A-3 Note Balance has been reduced to zero, zero.

         "Class A-3 Uncovered Loss Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and unpaid interest (at the Class A-3 Note Rate) on the aggregate amount of unreimbursed Class A-3 Uncovered Loss Amounts from previous Distribution Dates.

         "Class A-4 Allocation Percentage" means, as of any Distribution Date, the Class A-4 Note Balance as of the last day of the related Collection Period as a percentage of the then Note Balance as of such last day.

         "Class A-4 Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-4 Principal Distributable Amount and the Class A-4 Interest Distributable Amount.

         "Class A-4 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the Class A-4 Interest Distributable Amount for such Distribution Date plus any outstanding Class A-4 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-4 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-4 Note Rate from such immediately preceding Distribution Date to but not including the current Distribution Date, over (ii) the amount of interest distributed to Class A-4 Noteholders on such current Distribution Date.

         "Class A-4 Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) the Class A-4 Note Rate (ii) the Class A-4 Note Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class A-4 Note Balance made on such immediately preceding Distribution Date) and (iii) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but excluding the related Distribution Date, and the denominator of which is 360.

         "Class A-4 Note" means one of the Notes executed by the Owner Trustee on behalf of the Trust and authenticated by the Indenture Trustee in substantially the form set forth in Exhibit D to the Indenture.

         "Class A-4 Note Balance" shall initially equal the Initial Class A-4 Note Balance and, on any date, shall equal the Initial Class A-4 Note Balance, reduced by the sum of (i) all amounts distributed to Class A-4 Noteholders and allocable to principal on or prior to such date, and (ii) the aggregate amount of any Class A-4 Uncovered Loss Amounts.

         "Class A-4 Note Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class A-4 Note Balance as of the close of business on such Distribution Date (after giving effect to all changes in the Class A-4 Note Balance made on that date) divided by the Initial Class A-4 Note Balance.

         "Class A-4 Noteholder" means any Holder of a Class A-4 Note.

         "Class A-4 Note Rate" means One Month LIBOR plus [_____]%.

         "Class A-4 Notional Amount" shall mean, as determined on each Deposit Date, the Class A-4 Note Balance as of close of business on the preceding Distribution Date, provided, however, with respect to the first Deposit Date, the Class A-4 Notional Amount will be equal to the Initial Class A-4 Note Balance.

         "Class A-4 Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount (if any) that is distributable to the Class A-4 Noteholders pursuant to
Section 3.03(d).

         "Class A-4 Uncovered Loss Amounts" for any Distribution Date will be
(i) until the Class B Note Balance has been reduced to zero, zero; (ii) after the Class B Note Balance has been reduced to zero and until the Class A-4 Note Balance has been reduced to zero, the Class A- Allocation Percentage of any Uncovered Loss Amounts for that Distribution Date; and (iii) after the Class A-4 Note Balance has been reduced to zero, zero.

         "Class A-4 Uncovered Loss Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and unpaid interest (at the Class A-4 Note Rate) on the aggregate amount of unreimbursed Class A-4 Uncovered Loss Amounts from previous Distribution Dates.

         "Class B Allocation Percentage" means, as of any Distribution Date, the Class B Note Balance as of the last day of the related Collection Period as a percentage of the then Note Balance as of such last day.

         "Class B Cap Provider" means Credit Lyonnais New York Branch, a New York licensed branch of Credit Lyonnais, S.A., a banking corporation organized and existing under the laws of the Republic of France.

         "Class B Cap Rate" means [____]%.

         "Class B Cap Receipt" shall mean, to the extent the following is a positive number, an amount equal to the product of (i) One-Month LIBOR with respect to the related Distribution Date minus the Class B Cap Rate, (ii) the Class B Notional Amount and (iii) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date (or, with respect to the first Distribution Date, the actual number of days from the date of issuance of the Class B Notes) to but excluding the related Distribution Date, and the denominator of which is 360.

         "Class B Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

         "Class B Fixed Interest Carryover Shortfall" means, for any Distribution Date, an amount, if positive, equal to (1) the sum of (A) the excess, if any of (i) an amount equal to the amount described in subclause (2) of the definition of Class B Note Rate Cap for the previous Distribution Date over (ii) the interest paid to the Class B Noteholders on such previous Distribution Date and (B) the Class B Fixed Interest Carryover Shortfall immediately following the second preceding Distribution Date less (2) reimbursement of Class B Interest Carryover Shortfalls on the previous Distribution Date.

         "Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the Class B Interest Distributable Amount for such Distribution Date plus any outstanding Class B Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Note Rate from such immediately preceding Distribution Date to but not including the current Distribution Date over (ii) the amount of interest distributed to Class B Noteholders on such current Distribution Date.

         "Class B Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) the Class B Note Rate (ii) the Class B Note Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class B Note Balance made on such immediately preceding Distribution Date) and (iii) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but excluding the related Distribution Date, and the denominator of which is 360.

         "Class B Interest Rate Cap Agreement" means that certain interest rate cap agreement dated as of August [___], 1999 [and effective as of [_______] [____]. 1999] by and between the Trust and the Class B Cap Provider.

         "Class B Note" means any one of the Notes executed by the Owner Trustee on behalf of the Trust and authenticated by the Indenture Trustee in substantially the form set forth in Exhibit E to the Indenture.

         "Class B Note Balance" shall initially equal the Initial Class B Note Balance and, on any date, shall equal the Initial Class B Note Balance, reduced by the sum of (i) all amounts distributed to Class B Noteholders and allocable to principal on or prior to such date, (ii) the aggregate amount of any Class B Uncovered Loss Amounts, and (iii) the aggregate amount of any Class B Note Principal Carryover Shortfalls.

         "Class B Note Rate Cap" means, the sum of (1) the Class B Fixed Interest Carryover Shortfall and (2) either (x) if a Class B Cap Receipt was received in full on the Deposit Date preceding the related Distribution Date, the Class B Interest Distributable Amount, or (y) if a Class B Cap Receipt was due but not paid in full on the Deposit Date prior to the related Distribution Date, the sum of (i) the product of (A) one-twelfth (or, in the case of the first Distribution Date, [__]/360) of [_____]% and (B) the Class B Note Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class B Note Balance made on such immediately preceding Distribution Date) and (ii) any amounts received in partial payment of the Class B Cap Receipt for the related Distribution Date.

         "Class B Note Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class B Note Balance as of the close of business on such Distribution Date (after giving effect to all changes in the Class B Note Balance made on that date) divided by the Initial Class B Note Balance.

         "Class B Note Principal Carryover Shortfall" means, with respect to any Distribution Date, the amount that otherwise would have been made available for reinvestment in additional 1999-A SUBI Assets pursuant to Section 11.02 of the 1999-A SUBI Supplement (if on a Distribution Date related to a Collection Period in the Revolving Period) or distributed to the Class B Noteholders (if on a Distribution Date related to a Collection Period in the Amortization Period), in each case in respect of Principal Collections pursuant to Section 3.03(d), but instead is applied as set forth in clauses (iii), (vii) and (viii) of Section 3.03(b) pursuant to Section 3.03(e).

         "Class B Note Principal Carryover Shortfall Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and compounded interest (at the Class B Note Rate) on the aggregate amount of unreimbursed Class B Note Principal Carryover Shortfall as of the immediately preceding Distribution Date.

         "Class B Note Rate" means One Month LIBOR plus [_____]%.

         "Class B Noteholder" means any Holder of a Class B Note.

         "Class B Notional Amount" shall mean, as determined on each Deposit Date, the Class B Note Balance as of close of business on the preceding Distribution Date, provided, however, with respect to the first Deposit Date, the Class B Notional Amount will be equal to the Initial Class B Note Balance.

         "Class B Percentage" means the Class B Note Balance immediately after the Class A-3 Notes have been paid in full as a percentage of the Note Balance at such time.

         "Class B Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount (if any) that is distributable to the Class B Noteholders pursuant to
Section 3.03(d).

         "Class B Uncovered Loss Amounts" for any Distribution Date will be (i) until the Class B Note Balance has been reduced to zero, any Uncovered Loss Amounts for that Distribution Date; and (ii) after the Class B Note Balance has been reduced to zero, zero.

         "Class B Uncovered Loss Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and unpaid interest (at the Class B Note Rate) on the aggregate amount of unreimbursed Class B Uncovered Loss Amounts from previous Distribution Dates.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means September [__], 1999.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" shall have the meaning set forth in the 1999-A SUBI Supplement.

         "Commission" means the Securities and Exchange Commission, and any successor thereto.

         "Corporate Trust Office" means, (a) with respect to the Indenture Trustee, as set forth in the Indenture, and (b) with respect to the Owner Trustee, the Corporate Trust Department of the Owner Trustee located at 1201 N. Market Street, 8th Floor, Wilmington, Delaware 19801, or at such other address as the Owner Trustee may designate from time to time by notice to the Indenture Trustee, the Transferor, the Servicer and the Trust, or the principal corporate trust office of any successor Owner Trustee.

         "Covered Loss Amount" means (A) for any Distribution Date on or prior to the Distribution Date on which the Class A Note Balance is reduced to zero, the lesser of (i) the Investor Percentage of Loss Amounts for such Distribution Date and (ii) the amounts actually available for distribution under clause (vii) of Section 3.03(b) and (B) for any Distribution Date after the Distribution Date on which the Class A Note Balance is reduced to zero, zero.

         "Current Lease" means each 1999-A Lease that is not a Charged-off Lease, a Matured Lease, a Liquidated Lease or an Additional Loss Lease.

         "Definitive Notes" shall have the meaning specified in Section 2.10 of the Indenture.

         "Delinquency Rate" means, with respect to any Collection Period, the percentage equivalent to a fraction, the numerator of which is the number of outstanding 1999-A Leases as to which, as of the last day of such Collection Period, all or any part of a Monthly Lease Payment in excess of $40 is unpaid (including without limitation because of a check being returned for insufficient funds) 61 days or more after its Due Date (other than a 1999-A Lease as to which an extension has been granted with respect to such Due Date by the Servicer pursuant to clause (ii) of Section 2.02(b) of the Servicing Agreement and
Section 9.02(a) of the 1999-A Servicing Supplement), whether or not (a) the related 1999-A Leased Vehicle has been repossessed (or the process of repossession has been commenced) but has not yet been sold or otherwise disposed of during such Collection Period, or (b) the related Obligor is the subject of bankruptcy or similar proceedings, and the denominator of which is the aggregate number of Current Leases on the last day of such Collection Period.

         "Delinquency Rate Test" means that determination, made on each Determination Date, of the average of the Delinquency Rates for the three immediately preceding Collection Periods (or during the months of June, July and August 1999 in respect of the September 1999 Determination Date, during the months of July and August 1999 and the September 1999 Collection Period in respect of the October 1999 Determination Date and the month of August 1999 and the September and October 1999 Collection Periods in respect of the November 1999 Determination Date). The Delinquency Rate Test will be satisfied if such average is [____]% or less.

         "Deposit Date" shall have the meaning set forth in the 1999-A SUBI Supplement.

         "Designated Maturity" shall mean, for any LIBOR Determination Date, one month.

         "Determination Date" means, with respect to any Distribution Date, the second Business Day prior to such Distribution Date.

         "Distribution Account" means the account or accounts designated as such and established and maintained pursuant to Section 3.01.

         "Distribution Date" means, with respect to a Collection Period, the fifteenth day of the following month, or if that day is not a Business Day, the next Business Day, beginning with September 15, 1999.

         "Downgrade Reserve Fund Formula" means the greatest amount that any Rating Agency shall require for calculation of the Reserve Fund Cash Requirement in order to maintain its then-current rating on any Class of Notes.

         "Downgrade Reserve Fund Supplemental Requirement" means the greatest amount that any Rating Agency shall require to be deposited into the Reserve Fund in order to maintain its then-current ratings on any Class of Notes.

         "Downgrade Trigger Event" means that the RV Insurer's claims paying ability is downgraded to "Aa3" or lower by Moody's, below "AAA" by Standard & Poors or (if the RV Insurer's claims paying ability is rated by Fitch) below "AAA" by Fitch.

         "Early Amortization Event" has the meaning set forth in Section 8.01.

         "Early Termination Amount" means, as of any Distribution Date, an amount equal to (i) the sum of the Discounted Principal Balances, as of the end of the related Collection Period, of any Early Termination Leases that became

Early Termination Leases during that related Collection Period, such Discounted Principal Balances reflecting all payments of (or in lieu of) Monthly Lease Payments other than non-cash items, less (ii) the Net Liquidation Proceeds arising from payments made in connection with the realization of the Booked Residual Values (and the retention by Lessees or Lessors) of the related 1999-A Leased Vehicles, including any charges for excess mileage and excess wear and use, but excluding payments in the form of non-cash items.

         "Entitlement Holder" has the meaning set forth in Section 8-102(a)(7) of the UCC.

         "Entitlement Orders" has the meaning set forth in Section 8-102(a)(8) of the UCC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Compliance Test" means the timely, true and accurate certification, on or before each Determination Date, by the Servicer to the Indenture Trustee and each Rating Agency to the effect set forth in Section 10.03(c) of the 1999-A Servicing Supplement.

         "Excess Collections" means, with respect to any Distribution Date, the remaining amount on deposit in the Distribution Account in respect of such Distribution Date after all distributions pursuant to Section 3.03(b) have been made, net of any amount required to maintain the Distribution Account in good standing.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Final Scheduled Maturity Date" means, with respect to the Class A Notes, the [__________] [200_] Distribution Date and, with respect to the Class B Notes, the [__________] [200_] Distribution Date.

         "Financial Intermediary" means a financial intermediary, as such term is defined in Section 8-313(4) of the UCC.

         "Fitch" means Fitch IBCA, Inc., and its successors.

         "Flow-Through Entity" has the meaning set forth in Section 2.04 of the Indenture.

         "Holder" of a Note or "Noteholder" means the Person in whose name such
Note is registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, the interest evidenced by any Note registered in the name of the Transferor, ALF LP or WOFCO, or any Person controlling, controlled by or under common control with the Transferor, ALF LP or WOFCO, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained. "Holder" of the Transferor Certificate means the Transferor.

         "Indenture" has the meaning set forth in Recital H.

         "Indenture Event of Default" means an "Event of Default" as defined in the Indenture.

         "Indenture Trustee" means the Person acting as the Indenture Trustee under the Indenture, its successor in interest, and any successor trustee appointed pursuant to the Indenture.

         "Independent Director" means a director of the general partner of the Transferor who shall at no time be (i) a director, officer, employee or former employee of any Affiliate of the Transferor, (ii) a natural person related to any director, officer, employee or former employee of any Affiliate, (iii) a holder (directly or indirectly) of any voting securities of any Affiliate, or
(iv) a natural person related to a holder (directly or indirectly) of any voting securities of any Affiliate. For these purposes, "Affiliate" shall mean any entity other than the Transferor or any similarly organized special purpose finance subsidiary of an Affiliate (i) which owns beneficially, directly or indirectly, more than 10% of the outstanding shares of the common stock or partnership interests of the Transferor, (ii) which is in control of the Transferor, as currently defined under ss. 230.405 of the Rules and Regulations of the Commission, 17 C.F.R. ss. 230.405, (iii) of which 10% or more of the outstanding shares of its common stock or partnership interests are owned beneficially, directly or indirectly, by any entity described in clause (i) or
(ii) above, or (iv) which is controlled by an entity described in clause (i) or
(ii) above, as currently defined under ss. 230.405 of the Rules and Regulations of the Commission, 17 C.F.R. ss. 230.405.

         "Indorsement" has the meaning set forth in Section 8-304 of the UCC.

         "Initial Class A Note Balance" means the sum of the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance.

         "Initial Class A-1 Note Balance" means $[__________].

         "Initial Class A-2 Note Balance" means $[__________].

         "Initial Class A-3 Note Balance" means $[__________].

         "Initial Class A-4 Note Balance" means $[__________].

         "Initial Class B Note Balance" means $[__________].

         "Initial Note Balance" means the sum of the Initial Class A Note Balance and the Initial Class B Note Balance.

         "Insurance Policy" means, with respect to a 1999-A Lease, 1999-A Leased Vehicle or Obligor under a 1999-A Lease, any policy of comprehensive, collision, public liability, physical damage, personal liability, credit health or accident, credit life or employment insurance, or any other form of insurance.

         "Insured Residual Value Loss Amount" means, as of any Distribution Date, the lesser of: (i) the product of (A) the Investor Percentage with respect to Loss Amounts for the related Collection Period, and (B) the Residual Value Loss Amount incurred during such Collection Period; and (ii) the shortfall if any, described in clause (ii) of Section 3.03(e).

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investor Percentage" means, with respect to any Collection Period,

                  (a) as used with respect to Interest Collections, Covered Loss Amounts, Uncovered Loss Amounts, Loss Amounts, Capped Indenture Trustee Administrative Expenses and Capped Owner Trustee Administrative Expenses, the percentage equivalent of a fraction (not to exceed 100%), the numerator of which is the Note Balance as of the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the Initial Note Balance), and the denominator of which is the Aggregate Net Investment Value as of the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the Initial Cutoff Date); and

                  (b) as used with respect to Principal Collections allocable to the 1999-A SUBI Interest, the percentage equivalent of a fraction (not to exceed 100%), the numerator of which is the Note Balance and the denominator of which is the Aggregate Net Investment Value, each as of the last day of the last full Collection Period preceding the first to occur of the Amortization Date or any Early Amortization Event.

         "LIBOR Determination Date" means the second business day prior to the preceding Distribution Date (or, in the case of the first Distribution Date, the second business day prior to the Closing Date). For purposes of this definition, "business day" shall mean any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

         "Liquidated Lease" means a 1999-A Lease that (a) has been the subject of a Prepayment in full, or (b) has been paid in full, regardless of whether all or any part of such payment has been made by the Obligor under the related 1999-A Lease, the Servicer pursuant to the Servicing Agreement or 1999-A Servicing Supplement, an insurer pursuant to an Insurance Policy or the Residual Value Insurance Policy or otherwise.

         "Liquidation Expenses" means reasonable out-of-pocket expenses incurred by the Servicer in connection with the realization of the full amounts due or to become due under any 1999-A Lease, including expenses incurred in connection with the repossession of any 1999-A Leased Vehicle, the sale or other disposition of a 1999-A Leased Vehicle, whether upon repossession or upon return of a 1999-A Leased Vehicle related to a Matured Lease, any collection effort (whether or not resulting in a lawsuit against the Obligor under such 1999-A Lease) or any application for Insurance Proceeds.

         "Loss Amount" means, with respect to any Distribution Date, an amount equal to the sum of the Charged-off Amount, the Residual Value Loss Amount and the Additional Loss Amount, in each case for the related Collection Period.

         "Moody's" means Moody's Investors Service, Inc., and its successors.

         "1999-A Servicing Supplement" has the meaning set forth in Recital E.

         "1999-A SUBI" has the meaning set forth in Recital D.

         "1999-A SUBI Certificate" has the meaning set forth in Recital D.

         "1999-A SUBI Interest" has the meaning set forth in Section 2.02.

         "1999-A SUBI Portfolio" has the meaning set forth in Recital D.

         "1999-A SUBI Supplement" has the meaning set forth in Recital D.

         "Note Balance" initially means the Initial Note Balance and, as of any date, means the sum of the Class A Note Balance and the Class B Note Balance as of the close of business on such date, after giving effect to any changes therein on such date.

         "Noteholder" means the Holder of a Note.

         "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Note, the related Noteholder.

         "Note Rate" means the Class A-1 Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate, the Class A-4 Note Rate or the Class B Note Rate, as the case may be.

         "Note Register" means the register maintained pursuant to the Indenture.

         "Notice of Adverse Claim" has the meaning set forth in Section 8-102(a)(1) and 8-105 of the UCC.

         "Officer's Certificate" means a certificate signed by the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the general partner of the Transferor or the Servicer, as the case may be, and delivered to the Indenture Trustee or the Owner Trustee, as applicable.

         "One Month LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in U.S. Dollars for a period of the Designated Maturity (commencing on the previous Distribution Date) which appears on the Telerate page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of the Designated Maturity (commencing on the previous Distribution Date). The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York time, on that day for loans in U.S. Dollars to leading European banks for a period of the Designated Maturity (commencing on the previous Distribution Date).

         "Opinion of Counsel" means a written opinion of counsel (who, in the case of counsel to the Transferor or the Servicer, may be an employee of or outside counsel to the Transferor or the Servicer), which counsel, in the case of an opinion delivered to the Indenture Trustee or the Owner Trustee, respectively, shall be reasonably acceptable to such Trustee.

         "Origination Trust" has the meaning set forth in Recital A.

         "Origination Trust Agreement" has the meaning set forth in Recital A.

         "Origination Trustee" has the meaning set forth in Recital A.

         "Outstanding Advances" means, with respect to a Distribution Date, the sum of all Advances made as of or prior to such date minus all payments or collections as of or prior to such date that are specified in Section 9.02(g) of the 1999-A Servicing Supplement as applied to reimburse such Advance as are unreimbursed or are Nonrecoverable Advances.

         "Owner Trustee" means the Person acting not in its individual capacity but solely as Owner Trustee on behalf of the Trust under this Agreement, its successor in interest, and any successor trustee appointed pursuant to Section 6.08.

         "Percentage Interest" means, as to any Note, the percentage obtained by dividing the outstanding principal balance of such Note by the Note Balance or by the Class A Note Balance, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance or the Class B Note Balance, as the context may require; provided, however, that where the Percentage Interest is relevant in determining whether the vote of the requisite percentage of Noteholders necessary to effect any consent, waiver, request or demand shall have been obtained, the aggregate Percentage Interest shall be deemed to be reduced by the amount equal to the Percentage Interest (without giving effect to this provision) represented by the interests evidenced by any such Note that is registered in the name of the Transferor, WOFCO or any Person controlling, controlled by or under common control with the Transferor or WOFCO.

         "Permitted Investments" means any one or more of the following instruments, obligations or securities, in each case with a remaining term to maturity of no more than one year:

                  (a)(i) direct obligations of, and obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association), and (ii) direct obligations of, or obligations fully guaranteed by, the Federal National Mortgage Association or any State then rated with the highest available credit rating of Moody's, Standard & Poor's and (if rated by Fitch) Fitch, for such obligations, which obligations are, at the time of investment, otherwise acceptable to each Rating Agency for securities having a rating at least equivalent to the rating of the Class A Notes at the Closing Date;

                  (b) certificates of deposit, demand or time deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or Chase Manhattan Bank Delaware or its successors as Owner Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company has the Required Rating or the Indenture Trustee shall have received a letter from each Rating Agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities;

                  (c) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to (i) any security described in clause (a) above or (e) below, or (ii) any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company (including the Indenture Trustee) acting as principal, whose obligations having the same maturity as that of the repurchase agreement would be Permitted Investments under clause (b) above; provided, however, that repurchase obligations entered into with any particular depository institution or trust company (including the Indenture Trustee or Owner Trustee) will not be Permitted Investments to the extent that the aggregate principal amount of such repurchase obligations with such depository institution or trust company held by the Indenture Trustee on behalf of the Trust shall exceed 10% of either the Aggregate Net Investment Value or the aggregate unpaid principal balance or face amount, as the case may be, of all Permitted Investments held by the Indenture Trustee on behalf of the Trust;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State so long as at the time of such investment or contractual commitment providing for such investment either the long-term, unsecured debt of such corporation has the highest available rating from Moody's, Standard & Poor's and (if rated by Fitch) Fitch, or the Indenture Trustee shall have received a letter from each Rating Agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities, or commercial paper or other short-term debt having the Required Rating; provided, however, that any such commercial paper or other short-term debt may have a remaining term to maturity of no longer than 30 days after the date of such investment or contractual commitment providing for such investment, and that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount or face amount, as the case may be, of securities issued by such corporation and held by the Indenture Trustee on behalf of the Trust to exceed 10% of either the Aggregate Net Investment Value or the aggregate unpaid principal balance or face amount, as the case may be, of all Permitted Investments held by the Indenture Trustee on behalf of the Trust;

                  (e) interests in any open-end or closed-end management type investment company or investment trust (i) registered under the Investment Company Act, the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and (ii) acceptable to each Rating Agency (as approved in writing by each Rating Agency) as collateral for securities having ratings equivalent to the ratings of the Rated Securities on the Closing Date;

                  (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities by each Rating Agency;

                  (g) investments in Permitted Investments maintained in "sweep accounts," short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company organized under the laws of the United States or any state that is a member of the Federal Deposit Insurance Corporation, the short-term debt of which has the highest available credit rating of Moody's, Standard & Poor's and (if rated by Fitch) Fitch; provided, however, that any such account must be maintained with an institution meeting the requirements of Section 3.01 applicable to the Distribution Account;

                  (h) guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

                  (i) funds classified as money market funds or invested in money market instruments consisting of: U.S. Treasury bills, other obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; certificates of deposit; banker's acceptances; and commercial paper (including variable master demand notes); provided, however, that the fund or the investment in the fund shall be rated with the highest available credit rating of Moody's, Standard & Poor's and (if rated by Fitch) Fitch, and redemptions shall be permitted on a daily or next business day basis; and

                  (j) such other investments acceptable to each Rating Agency (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities by such Rating Agency.

         Notwithstanding anything to the contrary contained in the foregoing definition:

         (a) no Permitted Investment may be purchased at a premium;

         (b) any of the foregoing which constitutes a certificated security shall not be considered a Permitted Investment unless

                           (i) in the case of a certificated security that is in bearer form, (A) the Indenture Trustee acquires physical possession of such certificated security, or (B) a person, other than a Securities Intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee; and

                           (ii) in the case of a certificated security that is in registered form, (A)(1) the Indenture Trustee acquires physical possession of such certificated security, (2) a person, other than a Securities Intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee, or (3) a Securities Intermediary acting on behalf of the Indenture Trustee acquires possession of such certificated security and such certificated security has been specially indorsed to the Indenture Trustee, and (B) (1) such certificated security is indorsed to the Indenture Trustee or in blank by an effective Indorsement, or (2) such certificated security is registered in the name of the Indenture Trustee;


                  (c) any of the foregoing that constitutes an uncertificated security shall not be considered a Permitted Investment unless (A) the Indenture Trustee is registered by the issuer as the owner thereof, (B) a person, other than a Securities Intermediary, becomes the registered owner of such uncertificated security on behalf of the Indenture Trustee, or (C) the issuer of such uncertificated security agrees that it will comply with the instructions originated by the Indenture Trustee without further consent by any registered owner of such uncertificated security;

                  (d) any of the foregoing that constitutes a Security Entitlement shall not be considered a Permitted Investment unless (A) the Indenture Trustee becomes the Entitlement Holder thereof, or (B) the Securities Intermediary has agreed to comply with the Entitlement Orders originated by the Indenture Trustee without further consent by the Entitlement Holder; and

                  (e) any of the foregoing shall not constitute a Permitted Investment unless the Indenture Trustee (A) has given value, and (B) does not have Notice of an Adverse Claim.

         For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any "+" signs associated with such rating), or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Rated Securities by such Rating Agency.

         "Rated Securities" means each Class of Securities that has been rated by a Rating Agency at the request of the Transferor.

         "Rating Agency" means each of Moody's, Standard & Poor's and Fitch and any other nationally recognized statistical rating agency, but only if it has rated any Class of Notes as of the Closing Date at the request of the Transferor and continues to do so.

         "Reallocation Deposit Amount" means any amount required to be deposited by the Servicer into the 1999-A SUBI Collection Account pursuant to the last sentence of Section 8.03(a) of the 1999-A Servicing Supplement.

         "Record Date" means, with respect to each Distribution Date, (i) in the case of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes, the calendar day immediately preceding such Distribution Date (or, if Definitive Notes have been issued, the last day of the immediately preceding calendar month) and (ii) in the case of the Class B Notes, the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

         "Required Amount" means, as of any Deposit Date, the lesser of: (a) the excess of (i) the sum of any anticipated amounts to be payable as set forth in clauses (i) through (v) and (vii) through (xii) of Section 3.03(b) with respect to the related Distribution Date (plus those amounts included in clauses (a) through (c) of the definition of "Interest Collections" in the 1999-A SUBI Supplement), over (ii) the sum of (A) the product of (x) the Investor Percentage with respect to Interest Collections and (y) the Interest Collections collected during or received with respect to the related Collection Period, (plus in the case of Section 3.03(b)(ii) the Class A Cap Receipt and in the case of Section 3.03(b)(iv) the Class B Cap Receipt) for the related Distribution Date), (B) any Transferor Amounts for the related Distribution Date applied pursuant to Section 3.03(e)(i), and (C) the proceeds of any claim under the Residual Value Insurance Policy pursuant to Section 9.10(b) of the 1999-A Servicing Supplement, as applied pursuant to clause (ii) of Section 3.03(e); and (b) the total amount on deposit in the Reserve Fund after all deposits thereto pursuant to clause (vi) of Section 3.03(b).

         "Required Rating" means a rating on commercial paper or other short term unsecured debt obligations of Prime-1 by Moody's so long as Moody's is a Rating Agency, A-1 by Standard & Poor's so long as Standard & Poor's is a Rating Agency, and if such commercial paper or short term unsecured debt obligations are rated by Fitch, at least F-1 by Fitch so long as Fitch is a Rating Agency; and any requirement that deposits or debt obligations have the "Required Rating" shall mean that such deposits or debt obligations have the foregoing required ratings from Moody's, Standard & Poor's and (if rated by Fitch) Fitch.

         "Reserve Fund" means the account designated as such and established and maintained pursuant to Section 3.04.

         "Reserve Fund Cash Requirement" means with respect to any Distribution Date the maximum sum of money required to be on deposit in the Reserve Fund at any one time and shall be calculated as follows: (a) if a RV Insurer Trigger Event or Downgrade Trigger Event shall have occurred and be continuing, (i) if only one of the RV Insurer Trigger Event or Downgrade Trigger Event shall have occurred and be continuing (and, with respect to a Downgrade Trigger Event, the 60 day period set forth in the fourth sentence of Section 3.04(b) has elapsed and the Transferor has elected to comply with the requirements of clause (ii) thereof rather than clause (i)), then in accordance with the RV Insurer Trigger Event Reserve Fund Formula or Downgrade Reserve Fund Formula, as applicable, or
(ii) if both the RV Insurer Trigger Event and the Downgrade Trigger Event shall have occurred and be continuing (and, with respect to a Downgrade Trigger Event, the 60 day period set forth in the fourth sentence of Section 3.04(b) has elapsed and the Transferor has elected to comply with the requirements of clause
(ii) thereof rather than clause (i)), then in accordance with the greater of the RV Insurer Reserve Fund Formula or Downgrade Reserve Fund Formula from time to time; or (b) if the ERISA Compliance Test is satisfied as of such Distribution Date and no RV Insurer Trigger Event or Downgrade Trigger Event shall have occurred and be continuing, (i) if all applicable Reserve Fund Tests are satisfied as of the related Determination Date, in accordance with the Base Reserve Fund Formula, or (ii) if any Reserve Fund Test is unsatisfied as of any Distribution Date, in accordance with the Alternate Reserve Fund Formula.

         "Reserve Fund Deficiency" means, as of any Deposit Date, the excess, if any, of (a) the sum of any Required Amount (considered without regard to clause
(b) of the definition thereof) and any other amounts payable out of the Reserve Fund pursuant hereto on such Deposit Date or the related Distribution Date, over
(b) the total amount on deposit in the Reserve Fund, prior to any deposit therein by, or on behalf of, the Transferor pursuant to Section 3.04(b).

         "Reserve Fund Initial Deposit" means $[__________].

         "Reserve Fund Test" means either of the Charge-off Rate Test or the Delinquency Rate Test.

         "Reserve Fund Supplemental Requirement" means, as of any Deposit Date on which there is a Reserve Fund Deficiency, the lesser of (a) such Reserve Fund Deficiency and (b) $[__________] less the aggregate of all amounts previously deposited by or on behalf of the Transferor into the Reserve Fund to satisfy a Reserve Fund Deficiency.

         "Residual Value Insurance Policy" means that certain Residual Value Insurance Policy number [__________] effective as of [________], 1999, by the RV Insurer, in favor of the Indenture Trustee.

         "Residual Value Loss Amount" means, as of any Distribution Date, the sum of the following: (a) the Booked Residual Values of all 1999-A Leased Vehicles included in Matured Leased Vehicle Inventory as of the last day of the related Collection Period but which as of such day had remained unsold and not otherwise disposed of by the Servicer for at least two full Collection Periods;
(b) any excess of the sum of the Booked Residual Values of all Matured Vehicles sold or otherwise disposed of from Matured Leased Vehicle Inventory during the related Collection Period over Net Matured Leased Vehicle Proceeds; and (c) any Early Termination Amount for the related Collection Period.

         "Responsible Officer" means an officer of the Owner Trustee or Indenture Trustee, as applicable, assigned to the applicable Corporate Trust Office, including any Vice President, any trust officer or any other officer performing functions similar to those performed by the persons who at the time shall be such officers, and any other officer of the Owner Trustee or Indenture Trustee, as applicable, to whom a matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "RV Insurer" means American International Specialty Lines Insurance Company, an Alaska stock insurance company.

         "RV Insurer Reserve Fund Supplemental Requirement" means, at any time, the difference between (i) the greater of (A) the Reserve Fund Initial Deposit and (B) the amount then on deposit in the Reserve Fund, and (ii) $[__________].

         "RV Insurer Trigger Event" means any of the following:

                  (a) The RV Insurer shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the RV Insurer shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the RV Insurer shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

                  (b) any order for relief against the RV Insurer shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the RV Insurer under any other similar applicable Federal law; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy, receivership or insolvency of the RV Insurer or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered; or

                  (c) the Residual Value Insurance Policy shall have been declared void or unenforceable by a court of competent jurisdiction in a final judgment as to which the time for noting an appeal has expired and all appeals have been decided;

         in each case without: (i) one or more policies with substantially similar coverage and provisions to the Residual Value Insurance Policy having been issued by an insurer acceptable to each Rating Agency (as evidenced by confirmation (written or oral) from each to the effect that such change would not result in its then-current rating of any Rated Securities being qualified, reduced or withdrawn), provided that the Origination Trustee, the Owner Trustee and the Indenture Trustee shall at all times have the same rights with respect to any replacement policy as with respect to the original policy; or (ii) an alternative mechanism to support the Booked Residual Values of the 1999-A Leased Vehicles having been approved in accordance with the procedures set forth in
Section 9.01 for the amendment hereof.

         "RV Insurer Trigger Event Reserve Fund Formula" means $[__________].

         "Schedule of Leases and Leased Vehicles" means the schedule of 1999-A Leases and 1999-A Leased Vehicles as such schedule shall be amended and updated from time to time.

         "Securities" means the Notes and the Transferor Certificate.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Intermediary" has the meaning set forth in Section 8-102(a)(14) of the UCC.

         "Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the UCC.

         "Servicer" means WOFCO, in its capacity as servicer of the 1999-A Leases and 1999-A Leased Vehicles, and each successor thereto (in the same capacity) appointed pursuant to Sections 2.10 of the Servicing Agreement and
9.11 of the 1999-A Servicing Supplement, respectively.

         "Servicer's Certificate" means an Officer's Certificate of the Servicer completed and executed pursuant to Section 10.01 of the 1999-A Servicing Supplement.

         "Servicing Agreement" has the meaning set forth in Recital C.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors.

         "State" means any state of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

         "SUBI Certificate" has the meaning set forth in Recital D.

         "SUBI Certificate Agreement" has the meaning set forth in Recital F.

         "Transaction Documents" has the meaning attributed to the term "Securitization Trust Documents" in the 1999-A SUBI Supplement.

         "Transferor" means WOLS LP, in its capacity as transferor of the 1999-A SUBI Certificate and the 1999-A SUBI Interest under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 2.02.

         "Transferor Amounts" means, with respect to any Distribution Date, amounts available for distribution to the Transferor in respect of the Transferor Distributable Amount for such Distribution Date that are instead distributed pursuant to Section 3.03(e) because of an insufficiency in the amount of Interest Collections available to make such distributions on such Distribution Date (as determined pursuant to Section 3.03(e)).

         "Transferor Certificate" means the Certificate executed and authenticated by the Owner Trustee in substantially the form set forth in Exhibit A to this Agreement.

         "Transferor Distributable Amount" means, with respect to any Distribution Date, the sum of the Transferor Principal Distributable Amount and the Transferor Interest Distributable Amount.

         "Transferor Interest" means, as of any date, an amount equal to (i) the Aggregate Net Investment Value less (ii) the Note Balance.

         "Transferor Interest Distributable Amount" means, with respect to any Distribution Date, the amount equal to the Transferor Percentage (with respect to Interest Collections) of all Interest

Collections collected during or received in respect of the related Collection Period, less the Transferor Percentage of Capped Indenture Trustee Administrative Expenses, Capped Owner Trustee Administrative Expenses and Uncapped Administrative Expenses.

         "Transferor Percentage" means, with respect to Interest Collections and Principal Collections respectively, received in or with respect to any Collection Period, 100% minus the Investor Percentage as applied for such Collection Period with respect to such items, respectively.

         "Transferor Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount equal to the Transferor Percentage (with respect to Principal Collections) of all Principal Collections collected during or received in respect of the related Collection Period.

         "Trust" means the World Omni 1999-A Automobile Lease Securitization Trust created by this Agreement, the estate of which consists or will consist of the Trust Estate.

         "Trust Estate" means (i) the property conveyed to the Trust under
Section 2.02; (ii) the Distribution Account, the Reserve Fund and such monies as are from time to time deposited therein; (iii) the Residual Value Insurance Policy and (iv) all proceeds of the foregoing.

         "UCC" means (a) in the case of Permitted Investments, the Uniform Commercial Code as in effect in the State of Illinois, and (b) in all other cases, the Uniform Commercial Code as in effect in the relevant jurisdiction.

         "Uncapped Administrative Expenses" means Administrative Expenses that would be Capped Contingent and Excess Liability Premiums, Capped Origination Trust Administrative Expenses, Capped Indenture Trustee Administrative Expenses or Capped Owner Trustee Administrative Expenses, respectively, except that they exceed $[__________], $[__________], $[__________] (or $[__________] as
applicable) or $[__________] in any calendar year, respectively.

         "Uncovered Loss Amounts" means, for any Distribution Date, the excess of (i) the Investor Percentage of Loss Amounts for such Distribution Date over
(ii) Covered Loss Amounts for such Distribution Date.

         "Undistributed Transferor Excess Collections" has the meaning set forth in Section 3.03(c).

         "Uninvested Principal Collections" means, as of the end of the Revolving Period, any Principal Collections with respect to the Revolving Period (or amounts treated as Principal Collections pursuant to Section 3.03(b)) then on deposit in the 1999-A SUBI Collection Account that have not been reinvested in additional 1999-A Leases and 1999-A Leased Vehicles as contemplated by
Section 8.02 of the 1999-A Servicing Supplement.

         "United States" means the United States of America, its territories and possessions and areas subject to its jurisdiction.

         "U.S. Bank" has the meaning set forth in Recital A.

         "Vice President" of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title "Vice President."

         "WOFCO" means World Omni Financial Corp. and its successors.

         "WOLS LLC" means World Omni Lease Securitization LLC, a single member Delaware limited liability company, the general partner of WOLS LP.

         "WOLS LP" means World Omni Lease Securitization L.P. and its successors.

         Section 1.02.     Article and Section References.

         Except as otherwise specified herein, all article and section references shall be to Articles and Sections in this Agreement.

                         ARTICLE TWO. CREATION OF TRUST

         Section 2.01.     Creation of Trust.

         Upon the execution of this Agreement by the parties hereto, there is hereby created the World Omni 1999-A Automobile Lease Securitization Trust. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute, that the Owner Trustee be the sole trustee of such business trust, and that this Agreement constitute the governing instrument of such business trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State of the State of Delaware.

         Section 2.02.     Conveyance of the 1999-A SUBI Interest.

         In consideration of the Trust's delivery to, or upon the order of, the Transferor of executed and authenticated Notes, in authorized denominations, in an aggregate amount equal to the sum of the Initial Class A Note Balance and the Initial Class B Note Balance, and of the executed and authenticated Transferor Certificate, the Transferor does hereby transfer, assign and otherwise convey to the Trust, in trust for the benefit of the Noteholders and Certificateholder, to the full extent of the Transferor's interest therein, without recourse (subject to the Transferor's obligations herein):

                           (i) all right, title and interest of the Transferor
in and to its interest in the 1999-A SUBI and the 1999-A SUBI Certificate evidencing that interest in the 1999-A SUBI (such interest, the "1999-A SUBI Interest") and all monies due thereon and paid thereon or in respect thereof;

                           (ii) the right to realize upon any property that may
be deemed to secure the 1999-A SUBI Interest;

                           (iii) all rights accruing to the holder of the 1999-A
SUBI Interest as a third-party beneficiary under the Origination Trust Agreement, the 1999-A SUBI Supplement, the Servicing Agreement and the 1999-A Servicing Supplement; and

                           (iv)     all proceeds of the foregoing.

                           The Transferor also does hereby grant to the Trust a
security interest in all of the foregoing, and the Trust shall have all the rights, powers and privileges of a secured party under the UCC.

         Section 2.03.     Acceptance by Owner Trustee.

         The Owner Trustee does hereby accept on behalf of the Trust all consideration conveyed by the Transferor pursuant to Section 2.02 and declares that the Owner Trustee shall hold such consideration in trust as herein set forth for the benefit of the Noteholders and the Certificateholder, subject to the terms and provisions of this Agreement and the Indenture.

   ARTICLE THREE. DISTRIBUTIONS; RESERVE FUND; STATEMENTS TO SECURITYHOLDERS

         Section 3.01.     Distribution Account.

                  (a) Pursuant to Section 9.02(e) of the 1999-A Servicing Supplement, the Servicer (on behalf of the Owner Trustee) shall establish the Distribution Account in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholder. The Distribution Account shall be an account initially established with the Indenture Trustee and maintained with the Indenture Trustee so long as (i) the commercial paper or other short-term unsecured debt obligations of the Indenture Trustee have the Required Rating, or
(ii) the Distribution Account is a segregated trust account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders and the Certificateholder, which Distribution Account is located in the Corporate Trust Office of the Indenture Trustee and, so long as Moody's is a Rating Agency, the Indenture Trustee has a long term deposit rating from Moody's of at least Baa3 (or such lower rating as Moody's shall approve in writing) and corporate trust powers under applicable federal and state laws and is organized under the laws of the United States or any State. In the event that the Indenture Trustee no longer meets either of the requirements stated above, then the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Distribution Account to be moved to a bank or trust company that satisfies the above-mentioned requirements. The Owner Trustee hereby grants a security interest in the Distribution Account and all amounts on deposit therein including all Permitted Investments therein and all proceeds of the foregoing to the Indenture Trustee for the benefit of the Noteholders.

                  (b) For so long as the depository institution or trust company then maintaining the Distribution Account meets the requirements of either
Section 3.01(a)(i) or (ii), all amounts held in the Distribution Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer pursuant to Section 9.02(j) of the 1999-A Servicing Supplement, in Permitted Investments (or, if the Servicer fails to give such directions, as provided in Section 8.03 of the Indenture); otherwise such amounts shall be maintained in cash. Earnings on investment of funds in the Distribution Account shall be retained in the Distribution Account and shall constitute part of the Trust Estate, and losses shall be charged against the funds on deposit therein.

         Section 3.02.     Collections.

                  (a) Pursuant to Sections 9.02(b) and 9.10(b) of the 1999-A Servicing Supplement, the Servicer shall deposit all proceeds of claims made under the Residual Value Insurance Policy for insured Residual Value Loss Amounts with respect to the Amortization Period into the Distribution Account within one (1) Business Day after receipt. Pursuant to Section 12.01(c) of the 1999-A SUBI Supplement and Section 9.02(g) of the 1999-A Servicing Supplement, on each Deposit Date the Servicer shall cause the transfer from the 1999-A SUBI Collection Account to the Distribution Account of all Interest Collections and, on each Deposit Date related to the Collection Period in which the Amortization Date or any Early Amortization Event occurs, and each subsequent Collection Period, all Principal Collections, in each case for the preceding Collection Period (including, on the Deposit Date related to the Collection Period in which an Early Amortization Event occurs, all Principal Collections with respect to such Collection Period prior to the Early Amortization Event). Pursuant to the Class A Interest Rate Cap Agreement and the Class B Interest Rate Cap Agreement, on each Deposit Date the Class A Cap Provider shall deposit into the Distribution Account the Class A Cap Receipt, and the Class B Cap Provider shall deposit into the Distribution Account the Class B Cap Receipt, if any. Further, on the Deposit Date related to the Collection Period in which the Amortization Date or any Early Amortization Event occurs, the Servicer also shall cause the transfer from the 1999-A SUBI Collection Account to the Distribution Account all Reallocation Deposit Amounts and Uninvested Principal Collections on deposit in the 1999-A SUBI Collection Account at the time the Amortization Period commences. Such deposit may be made in the form of a single deposit and shall be made in immediately available funds, no later than 3:00 p.m., New York City time, on the relevant Deposit Date.

                  (b) The Indenture Trustee shall retain, subject to the provisions of this Agreement and the other Transaction Documents, all collections on or in respect of the 1999-A SUBI Interest transferred to the Indenture Trustee, on behalf of the Noteholders, in accordance with such provisions, in the Distribution Account or the Reserve Fund, as the case may be. The Indenture Trustee shall be deemed to have possession of such monies and collections for purposes of Section 9-305 of the UCC of the jurisdiction in which such property is located.

         Section 3.03.     Distributions.

                  (a) On each Determination Date, pursuant to Section 9.02(f) of the 1999-A Servicing Supplement, the Servicer shall calculate the amounts to be distributed to the holder of the 1999-A SUBI Certificate, the Class A-1 Distributable Amount, the Class A-2 Distributable Amount, the Class A-3 Distributable Amount, the Class A-4 Distributable Amount, the Class B Distributable Amount, the Transferor Distributable Amount, and all other distributions to be made on the related Distribution Date.

                  (b) The rights of the Class B Noteholders to receive distributions of Interest Collections in respect of the Class B Notes shall be and are subordinated to the rights of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders to receive distributions of Interest Collections in respect of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes to the extent provided in this Agreement and the Indenture. On each Distribution Date the Indenture Trustee shall distribute the product of (i) the Investor Percentage with respect to Interest Collections, multiplied by (ii) the Interest Collections paid over to the Indenture Trustee from the 1999-A SUBI Collection Account pursuant to Section 3.02(a), together with any Transferor Amounts, any amounts deposited by the Transferor into the Distribution Account pursuant to subsection (e)(ii) below, any proceeds of a claim made under the Residual Value Insurance Policy pursuant to Section 9.10(b) of the 1999-A Servicing Supplement and the Required Amount, if any, for such Distribution Date, and any amount of Principal Collections that otherwise would be distributed to the Class B Noteholders pursuant to subsection (d) below but is required to be applied to the payment of clauses (iii), (vii) and (viii) below pursuant to subsection
(e)(v) below, in the following amounts and otherwise in the following order of priority to the following Persons:

                           (i) in the event of an Indenture Event of Default, to
the Indenture Trustee, the Investor Percentage of Capped Indenture Trustee Administrative Expenses and to the Owner Trustee, the Investor Percentage of Capped Owner Trustee Administrative Expenses;

                           (ii) first from the Class A Cap Receipt and then from
the amounts remaining after application of clause (i) above the Class A-1 Interest Distributable Amount for such Distribution Date together with any unpaid Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Distributable Amount for such Distribution Date together with any unpaid Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Distributable Amount for such Distribution Date together with any unpaid Class A-3 Interest Carryover Shortfall and the Class A-4 Interest Distributable Amount for such Distribution Date together with any unpaid Class A-4 Interest Carryover Shortfall, to the Class A-1, the Class A-2, the Class A-3 and the Class A-4 Noteholders, respectively;

                           (iii) to the Class A-1, Class A-2, Class A-3 and
Class A-4 Noteholders, respectively, the Class A-1
Uncovered Loss Interest Amount, the Class A-2 Uncovered Loss Interest Amount, the Class A-3 Uncovered Loss Interest Amount and the Class A-4 Uncovered Loss Interest Amount, if any, for such Distribution Date; provided, however, if funds available are not sufficient to the make these distributions, such funds will be allocated pro rata among the Class A Noteholders based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages;

                           (iv) first from the Class B Cap Receipt and then from
the amounts remaining after application of clauses (i), (ii) and (iii) above, the Class B Interest Distributable Amount for such Distribution Date, together with any unpaid Class B Interest Carryover Shortfall, to the Class B Noteholders; provided, however, the amount distributable pursuant to this clause
(iv) will be limited to the Class B Note Rate Cap;

                           (v) in circumstances other than those set forth in
clause (i), the Investor Percentage of Capped Indenture Trustee Administrative Expenses for the preceding Collection Period to the Indenture Trustee and the Investor Percentage of Capped Owner Trustee Administrative Expenses for the preceding Collection Period to the Owner Trustee;

                           (vi) until the amount on deposit in the Reserve Fund
equals the Reserve Fund Cash Requirement, to the Reserve Fund;

                           (vii) to the Class A Noteholders, (A) so long as the
Note Balance of the Class B Notes has not been reduced to zero, an amount equal to the Covered Loss Amount for the related Distribution Date, sequentially, commencing with the Class A-1 Noteholders until the Note Balance on each such Class has been reduced to zero, or (B) if the Note Balance of the Class B Notes has been reduced to zero, an amount equal to the Covered Loss Amount for the related Distribution Date, pro rata based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages;

                           (viii) to the Class A-1, the Class A-2, the Class A-3
and the Class A-4 Noteholders, respectively, any unreimbursed Class A-1 Uncovered Loss Amounts, Class A-2 Uncovered Loss Amounts, Class A-3 Uncovered Loss Amounts and Class A-4 Uncovered Loss Amounts remaining from previous Distribution Dates; provided, however, if funds available are not sufficient to the make these distributions, such funds will be allocated pro rata among the Class A Noteholders based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages;

                           (ix) to the Class B Noteholders, any Class B
Uncovered Loss Interest Amount and any Class B Note Principal Carryover Shortfall Interest Amount for such Distribution Date;

                           (x) to the Class B Noteholders, any unreimbursed
Class B Uncovered Loss Amounts and any
unreimbursed Class B Note Principal Carryover Shortfall, in each case remaining from previous Distribution Dates;

                           (xi) the Investor Percentage of Uncapped
Administrative Expenses, (A) to the Origination Trustee, the Indenture Trustee or the Owner Trustee, as applicable, and then (B) to the Servicer, reimbursement of any previous advance of Administrative Expenses that was made by the Servicer pursuant to Section 9.05(a) of the 1999-A Servicing Supplement and has not yet been reimbursed; and

                           (xii) the balance, if any, shall constitute Excess
Collections and shall be applied as set forth in subsection (c) below.

                           Notwithstanding the foregoing, on any Distribution
Date related to a Collection Period in the Revolving Period, the amounts set forth in clauses (vii), (viii) and (x) above shall not be paid to the Noteholders, but shall be treated as Principal Collections for purposes of
Section 11.02 of the 1999-A SUBI Supplement.

                  (c) On each Distribution Date, the Indenture Trustee shall distribute any Excess Collections in the following amounts and in the following order of priority:

                           (i) if the Distribution Date relates to a Collection
Period in the Revolving Period, then as follows:

                                    (A) if (1) the ERISA Compliance Test is
         unsatisfied, or (2) if a Downgrade Trigger Event has Toccurred and is continuing, the 60 day period set forth in the fourth sentence of
         Section 3.04(b) has elapsed, and the Transferor cannot comply with the requirements of either clause (i) or clause (ii) thereof or has determined in good faith that such compliance would not be commercially reasonable, then any remainder to the Reserve Fund; and

                                    (B) if Excess Collections are not required
         to be applied as set forth in clause (A) above, then any remainder to the Transferor;

                           (ii) if the Distribution Date relates to a Collection
Period in the Amortization Period, then as follows:

                                    (A) any remainder up to but not exceeding
         the product of one-twelfth of .25% and the Aggregate Net Investment Value as of the last day of the related Collection Period (the "Accelerated Principal Distribution Amount") as an additional principal distribution to the Noteholders as follows: the Accelerated Principal Distribution Amount will be distributed first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second, to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third, to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full and fourth, the Class A Percentage and the Class B Percentage of any remaining amount will be distributed to the Class A-4 Noteholders and the Class B Noteholders, respectively, until such Notes have been paid in full;

                                    (B) if (1) the ERISA Compliance Test is
         unsatisfied, or (2) if a Downgrade Trigger Event has occurred and is continuing, the 60 day period set forth in the fourth sentence of
         Section 3.04(b) has elapsed, and the Transferor cannot comply with the requirements of either clause (i) or clause (ii) thereof or has determined in good faith that such compliance would not be commercially reasonable, then the balance of any remainder to the Reserve Fund; and

                                    (C) if Excess Collections are not required
         to be applied as set forth in clauses (A) and (B) above, then the balance of any remainder to the Transferor.

         Notwithstanding the foregoing, (i) to the extent that amounts would otherwise be paid to the Class B Noteholders in accordance with clause (b)(iv) above if calculated without regard to the proviso therein, amounts otherwise payable to the Transferor shall be paid first to the Class B Noteholders in an amount equal to the difference, if positive, between the amount payable in clause (b)(iv) above calculated without regard to the proviso therein and the amount payable in clause (b)(iv) above; and (ii) to the extent that such amounts are not due to the Class B Noteholders pursuant to clause (i) of this sentence, the Transferor may instruct the Indenture Trustee and the Servicer to redeposit into the 1999-A SUBI Collection Account any Excess Collections that otherwise would be payable to the Transferor pursuant to the foregoing ("Undistributed Transferor Excess Collections"), for treatment as Collections with respect to the Collection Period during which such Distribution Date occurs. By so instructing the Indenture Trustee and the Servicer, the Transferor waives any right that it may be deemed to have in the related Undistributed Transferor Excess Collections, except insofar as they become Excess Collections payable to the Transferor in respect of a subsequent Collection Period.

                  (d) On each Distribution Date beginning with the Distribution Date related to the Collection Period in which the Amortization Period commences and ending on the Distribution Date before the Distribution Date on which the Class A-3 Notes have been paid in full, the Indenture Trustee shall distribute an amount equal to the Investor Percentage of all Principal Collections collected or received in respect of the related Collection Period to (w) the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, (x) the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, (y) the Class A-3 Noteholders until the Class A-3 Notes have been paid in full and (z) the Class A Percentage and the Class B Percentage thereof to the Class A-4 Noteholders and Class B Noteholders, respectively. On each Distribution Date after the Class A-3 Notes have been paid in full, the Indenture Trustee shall distribute (i) to the Class A-4 Noteholders, the Class A Percentage of Principal Collections collected or received in respect of the related Collection Period and (ii) subject to subsection (e) below, to the Class B Noteholders, the Class B Percentage of such Principal Collections. Distributions to Noteholders pursuant to Sections 3.03(b)(vii), (viii) and (x) also shall constitute distributions of principal. The aggregate amount of principal distributed to any Class of Noteholders shall not exceed the Initial Note Balance attributable to that Class of Notes.

                  (e) If and to the extent that the amount of Interest Collections (measured for these purposes without regard to any deduction therefrom provided for in clauses (a) through (c) of the definition of "Interest Collections" in the 1999-A SUBI Supplement) available to make distributions on a Distribution Date (plus, in the case of clause (b)(ii) above, the Class A Cap Receipt and, in the case of clause (b)(iv) above, the Class B Cap Receipt) is insufficient to make distributions (or, on a Distribution Date related to a Collection Period in the Revolving Period, applications as if such amounts were Principal Collections) pursuant to clauses (i) through (xi) of Section 3.03(b) and clauses (a) through (c) of the definition of the term "Interest Collections" in the 1999-A SUBI Supplement, then:

                      (i) amounts otherwise available for distribution to the Transferor in respect of the Transferor Interest Distributable Amount for such Distribution Date, and then in respect of the Transferor Principal Distributable Amount, will be applied towards such insufficiency;

                      (ii) if after giving effect to clause (i), there is still a shortfall (other than any shortfall in amounts available to apply as set forth in clause (vi) of Section 3.03(b)) in amounts available to make all distributions (or, on a Distribution Date related to a Collection Period in the Revolving Period, applications as if such amounts were Principal Collections) pursuant to Section 3.03(b) and clauses (a) through (c) of the definition of the term "Interest Collections" in the 1999-A SUBI Supplement, then any amounts that may be deposited by the Transferor, in its sole discretion, into the Distribution Account as a capital contribution to the Trust and designated for that purpose will be applied towards such shortfall;

                      (iii) if after giving effect to clauses (i) and (ii), there is still a shortfall (other than any shortfall in amounts available to apply as set forth in clause (vi) of Section 3.03(b)) in amounts available to make all distributions (or, on a Distribution Date related to a Collection Period in the Revolving Period, applications as if such amounts were Principal Collections) pursuant to Section 3.03(b) and clauses (a) through (c) of the definition of the term "Interest Collections" in the 1999-A SUBI Supplement, the proceeds of any claim made by the Servicer pursuant to Section 9.10(b) of the 1999-A Servicing Supplement will be applied towards such shortfall;

                      (iv) if after giving effect to clauses (i), (ii) and
(iii), there is still a shortfall (other than any shortfall in amounts available to apply as set forth in clause (vi) of Section 3.03(b)) in amounts available to make all distributions (or, on a Distribution Date related to a Collection Period in the Revolving Period, applications as if such amounts were Principal Collections) pursuant to Section 3.03(b) and clauses (a) through (c) of the definition of the term "Interest Collections" in the 1999-A SUBI Supplement, the Required Amount will be withdrawn from the Reserve Fund and applied towards such shortfall; and

                      (v) if, on a Distribution Date related to a Collection Period during the Amortization Period, after giving effect to clauses (i), (ii),
(iii) and (iv), there is still a shortfall in amounts required to make the distributions (or, on a Distribution Date related to a Collection Period in the Revolving Period, available for reinvestment in additional 1999-A SUBI Assets pursuant to Section 11.02 of the 1999-A SUBI Supplement) pursuant to clause
(iii), (vii) or (viii) of Section 3.03(b), amounts otherwise available for distribution to the Class B Noteholders in respect of principal pursuant to subsection (d) above will be applied toward such insufficiency.

                  In the event that there remain shortfalls in the amounts required to be distributed pursuant to Section 3.03(b)(ii) to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, and, on and after any Distribution Date on which the Note Balance of the Class B Notes has been reduced to zero, there remains any shortfall in amounts required to be distributed to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders under Sections 3.03(b)(iii), (vii) or (viii), the amounts available will be distributed pro rata to Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders based on the Class A-1 Allocation Percentage, the Class A-2 Allocation Percentage, the Class A-3 Allocation Percentage and the Class A-4 Allocation Percentage, respectively.

                  (f) On each Distribution Date, amounts that otherwise would be payable to the Transferor in respect of the Transferor Distributable Amount (other than Transferor Amounts) will be distributed to the Transferor by the Indenture Trustee as follows: (A) if such Distribution Date relates to a Collection Period during the Revolving Period, the interest component of such remaining amounts will be paid in respect of the Transferor Interest Distributable Amount and (B) if such Distribution Date relates to a Collection Period during the Amortization Period, (1) the interest component of such remaining amounts will be paid in respect of the Transferor Interest Distributable Amount and (2) if and to the extent that the Transferor Interest will be equal to or greater than zero, after all required distributions have been made on such Distribution Date, the principal component of such remaining amounts will be paid in respect of the Transferor Principal Distributable Amount. Any amounts that would otherwise be payable to the Transferor pursuant to the foregoing as the Transferor Principal Distributable Amount, but may not be so paid because the Transferor Interest would be less than or equal to zero, shall instead be distributed to the Noteholders pursuant to Section 3.03(d). Upon any distribution of amounts to the Transferor, the Noteholders will have no further rights, in, or claims to, such amounts. Notwithstanding the foregoing, the Transferor may instruct the Trustee and the Servicer to redeposit into the 1999-A SUBI Collection Account any Transferor Distributable Amounts that otherwise would be payable to the Transferor pursuant to the foregoing, for treatment as Collections with respect to the Collection Period during which that Distribution Date occurs. By so instructing the Trustee and the Servicer, the Transferor waives any right that it may be deemed to have in those Transferor Distributable Amounts, except insofar as they become Excess Collections payable to the Transferor in respect of a subsequent Collection Period.

                  (g) On the Final Scheduled Maturity Date with respect to any Class, an additional payment to the Holders of such Class shall be made as and to the extent required by Section 3.04(f).

         Section 3.04.     Reserve Fund.

                           (a) (i) In order to assure that sufficient amounts to
make required distributions to Noteholders will be available, pursuant to Section 9.02(e) of the 1999-A Servicing Supplement the Servicer (on behalf of the Owner Trustee) shall establish and maintain with and in the name of the Indenture Trustee a separate trust account to be known as the "Reserve Fund", which will include the money and other property deposited and held therein pursuant to Section 3.03(c)(i) and this Section. The Reserve Fund shall be an account initially established with the Indenture Trustee and maintained with the Indenture Trustee so long as (A) the commercial paper or other short-term unsecured debt obligations of the Indenture Trustee have the Required Rating, or (B) the Reserve Fund is a segregated trust account bearing a designation clearly indicating the funds deposited therein are held in trust for the benefit of the Noteholders, which Reserve Fund is located in the Corporate Trust Office of the Indenture Trustee and, so long as Moody's is a Rating Agency, the Indenture Trustee has a long-term deposit rating from Moody's of at least Baa3 (or such lower rating as Moody's shall approve in writing) and corporate trust powers under applicable federal and state laws and is organized under the laws of the United States or any State. In the event that the Indenture Trustee no longer meets either of the requirements stated above, then the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Reserve Fund to be moved to a bank or trust company that satisfies the above-mentioned requirements. The Owner Trustee hereby grants a security interest in the Reserve Fund and all amounts on deposit therein including all Permitted Investments therein and all proceeds of the foregoing to the Indenture Trustee for the benefit of the Noteholders.

                           (ii) For so long as the depository institution or
trust company then maintaining the Reserve Fund meets the requirements of either
Section 3.04(a)(i)(A) or (B), all amounts held in the Reserve Fund shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer pursuant to Section 9.02(j) of the 1999-A Servicing Supplement, in Permitted Investments (or, if the Servicer fails to give such directions, as provided in Section 8.03 of the Indenture); otherwise such amounts shall be maintained in cash. Earnings on investment of funds in the Reserve Fund shall be retained in the Reserve Fund and shall constitute part of the Trust Estate, and losses shall be charged against the funds on deposit therein.

                  (b) On or prior to the Closing Date, the Transferor shall deposit an amount equal to the Reserve Fund Initial Deposit into the Reserve Fund. The Transferor also does hereby grant to the Indenture Trustee a security interest in such initial deposit, and the Indenture Trustee shall have all the rights, powers and privileges of a secured party under the UCC. Amounts on deposit in the Reserve Fund shall be supplemented from time to time by the deposit therein of other funds as and to the extent described elsewhere in this Agreement. Within 60 days after receipt of notice that an RV Insurer Trigger Event exists and is continuing, the Transferor shall deposit into the Reserve Fund an additional cash amount equal to the RV Insurer Reserve Fund Supplemental Requirement. Within 60 days after the occurrence of a Downgrade Trigger Event, then either: (i) the Transferor shall (A) cause one or more policies with substantially similar coverage and provisions to the Residual Value Insurance Policy to be issued by an insurer acceptable to each Rating Agency (as evidenced by confirmation (written or oral) from each to the effect that such change would not result in its then-current rating of any Rated Securities being qualified, reduced or withdrawn), provided that the Origination Trustee and the Indenture Trustee shall at all times have the same rights with respect to any replacement policy as with respect to the original policy, or (B) cause an alternative mechanism to support the Booked Residual Values of the 1999-A Leased Vehicles to be implemented and approved in accordance with the procedures set forth in
Section 9.01 for the amendment hereof; or (ii) the Transferor shall deposit into the Reserve Fund an additional cash amount equal to the Downgrade Reserve Fund Supplemental Requirement; provided that if the Transferor cannot comply with either clause (i) or clause (ii) or determines in good faith that such compliance would be commercially unreasonable, Excess Collections shall be deposited into the Reserve Fund as provided in Section 3.03(c). In addition, on each Deposit Date relating to a Distribution Date on which a Reserve Fund Deficiency will exist, the Transferor shall deposit into the Reserve Fund an additional cash amount equal to the lesser of (i) such Reserve Fund Deficiency and (ii) the Reserve Fund Supplemental Requirement. On each Distribution Date the amounts on deposit in the Reserve Fund shall be available for distribution as provided in Section 3.03 and, on each Distribution Date, if the amount on deposit in the Reserve Fund (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Reserve Fund Cash Requirement and Excess Collections are not required to be deposited into the Reserve Fund pursuant to Section 3.03(c), the Indenture Trustee will distribute any remaining amounts to the Transferor.

                  (c) In the event there is a Downgrade Trigger Event, the 60 day period set forth in the fifth sentence of Section 3.04(b) has elapsed and the Transferor has elected to comply with the requirements of clause (ii) thereof rather than clause (i), or complies with neither of such clauses, the Rating Agencies may impose additional conditions to the maintenance of their then-current ratings on any Class of Notes, including conditions that may require that this Agreement or any other Transaction Document be amended in accordance with the provisions of Section 9.01(b) hereof or the relevant provisions thereof.

                  (d) Upon termination of the Trust pursuant to Section 7.01, any amounts on deposit in the Reserve Fund shall be available for payment of any remaining amounts due to the Noteholders, and for payment of any remaining amounts due to the Indenture Trustee and the Owner Trustee, and after payment of such amounts due, shall be paid to the Transferor.

                  (e) Amounts properly received by the Transferor pursuant to this Agreement shall be free of any claim of the Trust, the Indenture Trustee, the Owner Trustee, the Class A Cap Provider, the Class B Cap Provider or the Noteholders and shall not be available to the Indenture Trustee, the Owner Trustee or the Trust for the purpose of making deposits to the Reserve Fund or making payments to the Class A Cap Provider, the Class B Cap Provider or the Noteholders, nor shall the Transferor be required to refund any amount properly received by it.

                  (f) On the respective Final Scheduled Maturity Date for any Class, to the extent that the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance or the Class B Note Balance has not been reduced to zero the Indenture Trustee shall withdraw funds from the Reserve Fund, if available, in an amount equal to the lesser of
(A) the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance or the Class B Note Balance, as applicable, and (B) the amount in the Reserve Fund, and shall pay such funds to the Holders of such Class of Notes.

         Section 3.05.     Net Deposits.

         For so long as WOFCO shall be the Servicer, the Servicer and the Indenture Trustee may make all remittances to the Distribution Account pursuant to this Article net of amounts to be distributed by the applicable recipient to such remitting party. The Transferor may make remittances to the Distribution Account pursuant to this Article net of amounts distributable to the Transferor on the related Distribution Date, provided that such amounts were to be paid directly to the Transferor on such Distribution Date rather than deposited into the Reserve Fund pursuant to Section 3.04. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately, and the net remittance may only be made to the extent that the net result thereof is the same as if the amounts were deposited and/or transferred separately.

         Section 3.06.     Statements to Noteholders.

                  (a) On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder of record, a statement, prepared by the Servicer, based on information in the Servicer's Certificate furnished pursuant to Section 10.01 of the 1999-A Servicing Supplement, setting forth for the related Collection Period and distribution the following information as of the related Record Date or Deposit Date or such Distribution Date, as the case may be:

                           (i) the Investor Percentage for such Collection
Period, stated separately for Interest Collections and Loss Amounts, and for Principal Collections;

                           (ii) the total amount being distributed to
Noteholders in such distribution;

                           (iii) the total amount being distributed to each
Class of Noteholders in such distribution that is allocable to interest and to principal on each Class of Notes;

                           (iv) the amount, if any, of Class A-1 Interest
Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall, Class A-4 Interest Carryover Shortfall and Class B Interest Carryover Shortfall included in such distribution;

                           (v) the amount, if any, of the remaining unpaid Class
A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class


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

A-3 Interest Carryover Shortfall, Class A-4 Interest Carryover Shortfall and Class B Interest Carryover Shortfall after giving effect to such distribution;

                           (vi) the Note Balance, the Class A-1 Note Balance,
the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance, the Class A-1 Note Factor, the Class A-2 Note Factor, the Class A-3 Note Factor, the Class A-4 Note Factor and the Class B Note Factor, each after giving effect to such distribution;

                           (vii) the Class A-1 Allocation Percentage, the Class
A-2 Allocation Percentage, the Class A-3 Allocation Percentage, the Class A-4 Allocation Percentage and the Class B Allocation Percentage for that Distribution Date

                           (viii) any Covered Loss Amounts and Uncovered Loss
Amounts for that Distribution Date, as well as the amount of Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts included in each;

                           (ix) the amount, if any, of the reimbursement of
Class A-1 Uncovered Loss Amounts, Class A-2 Uncovered Loss Amounts, Class A-3 Uncovered Loss Amounts, Class A-4 Uncovered Loss Amounts and Class B Uncovered Loss Amounts included in such distribution;

                           (x) the amount, if any, of accrued Class A-1
Uncovered Loss Interest Amounts, Class A-2 Uncovered Loss Interest Amounts, Class A-3 Uncovered Loss Interest Amounts, Class A-4 Uncovered Loss Interest Amounts and Class B Uncovered Loss Interest Amounts included in such distribution;

                           (xi) the amount, if any, of the aggregate of
unreimbursed Class A-1 Uncovered Loss Amounts, Class A-2 Uncovered Loss Amounts, Class A-3 Uncovered Loss Amounts, Class A-4 Uncovered Loss Amounts and Class B Uncovered Loss Amounts after giving effect to such distribution;

                           (xii) the amount, if any, of accrued and unpaid Class
A-1 Uncovered Loss Interest Amounts, Class
A-2 Uncovered Loss Interest Amounts, Class A-3 Uncovered Loss Interest Amounts, Class A-4 Uncovered Loss Interest Amounts and Class B Uncovered Loss Interest Amounts after giving effect to such distribution;

                           (xiii) the amount, if any, of accrued and unpaid
Class B Note Principal Carryover Shortfall after giving effect to such distribution;

                           (xiv) the Investor Percentage of the Servicing Fee
allocable to the 1999-A SUBI Interest for such Distribution Date and any unpaid previous such amounts with respect to prior Distribution Dates;

                           (xv) the Required Amount, if any, included in such
distribution, the amount on deposit in the Reserve Fund on such Distribution Date, after giving effect to such distributions, the change in such balance from the immediately preceding Distribution Date, the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement (if any), the RV Insurer Reserve Fund Supplemental Requirement (if any) and the Downgrade Reserve Fund Supplemental Requirement (if any);

                           (xvi) the Transferor Amount, if any, included in such
distribution and the amount of the Transferor
Interest, after giving effect to all payments made on such Distribution Date;

                           (xvii) the Aggregate Net Investment Value as of the
end of such Collection Period;

                           (xviii) the amount of Payments Ahead on deposit in
the 1999-A SUBI Collection Account and
representing Monthly Lease Payments due in one or more immediately subsequent Collection Periods and the change in such balance from the immediately preceding Distribution Date;

                           (xix) the amount of Outstanding Advances on such
Distribution Date and the changes in such amount from the immediately preceding Distribution Date;

                           (xx) the weighted average Lease Rate of the Leases in
the 1999-A SUBI Portfolio for the immediately preceding Collection Period and the Charge-off Rate and Delinquency Rate for each of the three immediately preceding Collection Periods;

                           (xxi) the Insured Residual Value Loss Amount, if any,
for such Distribution Date;

                           (xxii) the Class A Cap Receipt, if any, for such
Distribution Date; and

                           (xxiii) the Class B Cap Receipt, if any, for such
Distribution Date.

         Each amount set forth pursuant to subclauses (ii) through (v) and
(viii) through (xiii) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note. Any Note Owner may obtain a copy of any such statement, of any Servicer's Certificate required pursuant to Section 10.01 of the 1999-A Servicing Supplement, any annual report of Independent Accountants required pursuant to Section 3.02 of the Servicing Agreement and Section 10.02 of the 1999-A Servicing Supplement, and of any annual Officer's Certificate required pursuant to Section 3.03 of the Servicing Agreement and Section 10.03(a) of the 1999-A Servicing Supplement, upon written request to the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee.

                  (b) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Indenture Trustee shall mail to each Person who at any time during such calendar year shall have been a Holder of a Note, a statement or statements which in the aggregate contain the sum of the amounts set forth in clauses (a)(ii) through
(vii) and (ix) through (xiv) above for such calendar year or, in the event such Person shall have been a Holder of a Note during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's preparation of federal income tax returns. In addition, the Servicer shall furnish to the Indenture Trustee for distribution to such Person at such time any other information reasonably necessary under applicable law for the preparation of such income tax returns.

                           ARTICLE FOUR. THE TRANSFEROR CERTIFICATE

         Section 4.01.     The Transferor Certificate.

         A single Transferor Certificate shall be issued. The Transferor Certificate shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of a Responsible Officer under the Owner Trustee's seal imprinted thereon and attested on behalf of the Owner Trustee by the manual or facsimile signature of a Responsible Officer. A Transferor Certificate bearing the manual or facsimile signatures of an individual who was, at the time when such signature was affixed, a Responsible Officer of the Owner Trustee shall be a valid and binding obligation of the Trust, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Transferor Certificate or was not a Responsible Officer at the date of such Transferor Certificate. The Transferor Certificate shall be dated the date of its authentication.

         Section 4.02.     Authentication and Delivery of Transferor
Certificate.

         In exchange for, and simultaneously with the sale, assignment and transfer to the Trust of the 1999-A SUBI Interest, the 1999-A SUBI Certificate and the other assets of the Trust, the Transferor shall receive the Transferor Certificate and the Notes. The Owner Trustee shall, on behalf of the Trust, execute and deliver to or upon the order of the Transferor, and shall authenticate, the Transferor Certificate. The Transferor Certificate shall not be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A to this Agreement executed by the Owner Trustee by manual signature, and such certificate upon the Transferor Certificate shall be conclusive evidence, and the only evidence, that such Transferor Certificate has been duly authenticated and delivered under this Agreement.

         Section 4.03.     No Transfer of Transferor Certificate.

         Subject to Section 5.03, the Transferor Certificate shall be owned by the Transferor and may not be transferred, as provided by Section 5.06.

         Section 4.04.     Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Transferor Certificate is surrendered to the Owner Trustee, or the Owner Trustee receives evidence to its satisfaction of the destruction, loss or theft of the Transferor Certificate, and (ii) there is delivered to the Owner Trustee such security or indemnity as may be required by it to save itself and the Trust harmless, then, in the absence of notice that such Transferor Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Transferor Certificate, a new Transferor Certificate of like tenor and fractional undivided interest. Any duplicate Transferor Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Transferor Certificate shall be found at any time, and any such lost, stolen or destroyed Transferor Certificate shall, upon issuance of any such duplicate Transferor Certificate, be null, void and of no effect.

         Section 4.05.     Persons Deemed Owners.

         The Owner Trustee shall treat the Transferor as the owner of the Transferor Certificate for the purpose of receiving distributions pursuant to
Section 3.03 and for all other purposes whatsoever.

                           ARTICLE FIVE. THE TRANSFEROR

         Section 5.01.     Representations of Transferor.

         The Transferor hereby makes the following representations on which the Owner Trustee relies in accepting the 1999-A SUBI Interest and 1999-A SUBI Certificate in trust and executing and authenticating the Transferor Certificate and executing the Notes and on which the Indenture Trustee relies in authenticating the Notes. The representations speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the 1999-A SUBI Interest and 1999-A SUBI Certificate to the Indenture Trustee and the Owner Trustee.

                  (a) Organization and Good Standing. The Transferor is a limited partnership validly organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and has power, authority and legal right to acquire, own and sell the 1999-A SUBI Interest and 1999-A SUBI Certificate.

                  (b) Due Registration. The Transferor is duly registered as a foreign limited partnership in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, except where the failure to so qualify or to have obtained such licenses and approvals would not have a material adverse effect on the earnings, business affairs or business prospects of the Transferor.

                  (c) Power and Authority. The Transferor has the power and authority to execute and deliver this Agreement and to carry out its terms, the Transferor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee as part of the Trust and has duly authorized such sale and assignment to the Owner Trustee by all necessary partnership action; and the execution, delivery and performance of this Agreement have been duly authorized by the Transferor by all necessary partnership action.

                  (d) Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer and assignment of the 1999-A SUBI Interest and 1999-A SUBI Certificate, enforceable against creditors of and purchasers from the Transferor; and constitutes a legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of limited partnership or limited partnership agreement of the Transferor, or conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties; which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Transferor.

                  (f) No Proceedings. There are no proceedings or investigations pending, or to the Transferor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties: (i) asserting the invalidity of this Agreement or the Transferor Certificate, (ii) seeking to prevent the issuance of the Transferor Certificate or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or the Transferor Certificate or (iv) relating to the Transferor and which might adversely affect the federal or Alabama income tax attributes of the Transferor Certificate.

                  (g) Title to the 1999-A SUBI Certificate. The Transferor has good title to, and is the sole legal and beneficial owner of, the 1999-A SUBI Certificate, free and clear of Liens.

                  (h) Consents and Approvals. The Transferor has obtained or made all necessary licenses, consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental Persons, in each case in connection with the execution and delivery of this Agreement and the consummation of all the transactions herein contemplated, and the Transferor is not required to obtain the consent of any other party or the consent, license, approval, or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         Section 5.02.     Liability of Transferor; Indemnities.

         The Transferor shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Transferor in such capacity under this Agreement and shall have no other obligations or liabilities hereunder. The Transferor agrees, on demand, to indemnify and defend the Owner Trustee and its directors, officers, employees, agents, successors and assigns against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with the Owner Trustee acting as Owner Trustee under this Trust Agreement, except for any liability arising out of the negligence, bad faith or willful misconduct on the part of any such person or persons; provided, however, that in the event any person alleges such negligence, bad faith or willful misconduct, the indemnification provided for herein shall nonetheless be paid on demand, subject to later adjustment or reimbursement when and if a court of competent jurisdiction enters a final judgment as to the extent of such negligence, bad faith or willful misconduct.

         Section 5.03. Merger or Consolidation of, or Assumption of the Obligations of, Transferor; Certain Limitations.

                  (a) Any Person (i) into which the Transferor may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Transferor shall be a party or (iii) which may succeed to all or substantially all of the business of the Transferor, shall be the successor to the Transferor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, except that if the Transferor in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Transferor either generally or specifically as provided herein. The Transferor shall provide notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency and shall receive confirmation (written or oral) from each Rating Agency to the effect that such merger, consolidation, or succession will not result in a qualification, downgrading or withdrawal of the then-current rating assigned to any Rated Securities.

                  (b) (i) Subject to subparagraph (ii) below, the purpose of the Transferor shall be to engage in any lawful activity for which a limited partnership may be formed under the laws of the State of Delaware other than the practice of a profession permitted to be operated through a limited partnership under Delaware law.

                      (ii) Notwithstanding subparagraph (b)(i) above, the purpose of the Transferor shall be limited to the following purposes:

                      (A) to act as settlor or grantor of one or more securitization trusts formed pursuant to a trust agreement or other agreement for the purpose of acquiring interests in the Origination Trust, which securitization trust may issue certificates of beneficial interest in the assets of such securitization trust;

                      (B) to acquire, own, hold, sell, transfer, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately and whether with unrelated third parties or with affiliated entities, beneficial interests in the Origination Trust, including without limitation any undivided trust interests or special units of beneficial interest created with respect to the Origination Trust, and certificates of the securitization trust;

                      (C) to loan or otherwise invest funds received as a result of the Transferor's beneficial interest in the Origination Trust or certificates in the securitization trust and any other income, as determined by the general partner of the Transferor from time to time;

                      (D) to borrow money other than pursuant to clause (B) above, but only to the extent that any such borrowing is permitted by the terms of the transactions contemplated by clauses (A) and (B); and

                      (E) to engage in any lawful act or activity and to exercise any powers permitted to limited partnerships organized under Delaware law that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.

                  (c) Notwithstanding any other provision of this Section and any provision of law, neither the Transferor nor its general partner, on behalf of the Transferor, shall do any of the following:

                           (i) engage in any business or activity other than as
set forth in clause (b) above;

                           (ii) without the affirmative vote of a majority of
the members of the Board of Directors of the Transferor's general partner (which must include the affirmative vote of all Independent Directors of the Transferor's general partner, as required by the limited partnership agreement of the Transferor), (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Transferor or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any corporate action or partnership action in furtherance of the actions set forth in clauses (A) through (F) above; provided, however, that the general partner shall in no event consent to the institution of bankruptcy or insolvency proceedings against the Transferor so long as it is solvent; or

                           (iii) merge or consolidate with any other limited
partnership, corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or partnership interests or capital stock or other ownership interest of any other limited partnership, corporation, company or entity (except for the acquisition of beneficial interests in the Origination Trust and the sale, transfer, conveyance, disposition, pledge, assignment, financing, and refinancing of, or otherwise dealing with, beneficial interests in the Origination Trust in accordance with the terms of subparagraph (b)(ii) above, which shall not be otherwise restricted by this Section 5.03(c)).

         Section 5.04.     Limitation on Liability of Transferor and Others.

         The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         Section 5.05.     Transferor May Own Notes.

         Each of the Transferor and any Person controlling, controlled by or under common control with the Transferor may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Transferor or such an affiliate thereof except as otherwise specifically provided in the definition of the term "Noteholder". Notes so owned by or pledged to the Transferor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes. The Transferor will give notice to each Rating Agency if any such controlling or commonly controlled Person shall at any time become the owner or pledgee of Notes.

         Section 5.06.     No Transfer.

         Subject to Section 5.03, the Transferor on behalf of itself and its successors and assigns hereby covenants that it will not transfer, pledge or assign to any Person the Transferor Certificate or any part of its right to receive any Excess Collections pursuant to Section 3.03(c).

         Section 5.07.     Tax Matters Partner.

         If at any time the Trust has two or more beneficial owners and is treated as a partnership for tax purposes, the Transferor shall act as "Tax Matters Partner" within the meaning of section 6231 of the Code (i) to represent the partners before taxing authorities or courts of competent jurisdiction in any tax matters affecting the Trust as a tax partnership; and (ii) to execute any agreements or other documents relating to or affecting such tax matters, including, but not limited to, extending the statute of limitations for assessment of tax deficiencies and adjusting the Trust's federal, state or local tax returns. The Transferor shall not be liable to the Trust or to any Noteholder for any action taken or omitted by the Transferor with regard to such tax matters or otherwise as a result of its holding the position of Tax Matters Partner.

                         ARTICLE SIX. THE OWNER TRUSTEE

         Section 6.01.     Duties of Owner Trustee.

                  (a) The Owner Trustee, both prior to and after the occurrence of a 1999-A Servicer Event of Default under the Servicing Agreement and the 1999-A Servicing Supplement, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

                  (b) The Owner Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Owner Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Owner Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; provided, however, that

                           (i) the duties and obligations of the Owner Trustee
shall be determined solely by the express provisions of this Agreement, the Owner Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Owner Trustee, the permissive right of the Owner Trustee to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Owner Trustee, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement;

                           (ii) the Owner Trustee shall not be personally liable
for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Owner Trustee was negligent in performing its duties in accordance with the terms of this Agreement; and

                           (iii) the Owner Trustee shall not be personally
liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Transferor relating to the time, method and place of conducting any proceeding for any remedy available to the Owner Trustee, or exercising any trust or power conferred upon the Owner Trustee, under this Agreement or the Origination Trust Agreement (as supplemented by the 1999-A SUBI Supplement) or any other matter.

                           (iv) the Owner Trustee shall not be personally
responsible for the validity or insufficiency of this Agreement, the Indenture, the Notes or the Certificate or for the preparation, content and sufficiency of any document required to be filed with the Securities and Exchange Commission or for the due execution hereof by the Transferor and the Indenture Trustee or for the form, character, genuineness, sufficiency, value or validity of the Trust property, and the Owner Trustee will not assume or incur any personal liability, duty or obligation to the Transferor, other than as expressly provided for herein;

                           (v) the Owner Trustee shall not be required, either
in its individual capacity or in its capacity as trustee, to perform any obligation or duty under this Agreement, the Indenture, the Servicing Agreement or any other Transaction Document which is to be performed by any party other than the Trust or the Owner Trustee and shall have no liability for the acts or omissions of such party.

                  (d) The Owner Trustee shall not be required to advance, expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) All information obtained by the Owner Trustee regarding the Obligors and the Leases contained in the 1999-A SUBI, whether upon the exercise of its rights under this Agreement or any other Transaction Document, shall be maintained by the Owner Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by any applicable law or regulation or pursuant to subpoena.

         Section 6.02.     Certain Matters Affecting the Owner Trustee.

         Except as otherwise provided in Section 6.01:

                           (i) the Owner Trustee may rely and shall be protected
in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) the Owner Trustee may consult with counsel and
any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement or any other Transaction Document in good faith and in accordance with such Opinion of Counsel;

                           (iii) the Owner Trustee shall be under no obligation
to exercise any of the rights or powers vested in it, or to institute, conduct or defend any litigation, at the request, order or direction of the Indenture Trustee or the Transferor, unless the Noteholders, the Indenture Trustee or the Transferor shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

                           (iv) the Owner Trustee shall not be personally liable
for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) the Owner Trustee may execute any of the trusts
or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian;

                           (vi) the Owner Trustee, in the exercise or
administration of the trusts and powers hereunder and in the performance of any duties or obligations hereunder may, at the expense of the Trust, employ agents, attorneys, accountants and auditors and enter into agreements with any of them, and the Owner Trustee will not be liable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors have been selected by it with reasonable care; and

                           (vii) if, in performing its duties under this
Agreement, (i) the Owner Trustee is required to decide between alternative courses of action or (ii) the Owner Trustee is unsure of the application of any provision of this Agreement or any Transaction Document, then the Owner Trustee may deliver a notice to the Transferor requesting written instructions as to the course of action desired by it; and any action taken by the Owner Trustee in reliance on such instructions shall be full and complete authorization and protection; in the event that the Transferor fails to provide such instruction within 10 days, or such shorter period as may be specified in such written notice, the Owner Trustee may take or omit to take such action as it deems to be appropriate, and shall have no liability for such action or omission.

         Section 6.03. Owner Trustee Not Liable for Notes, Transferor Certificate or Leases.

         The Owner Trustee shall make no representations as to the validity, enforceability or sufficiency of this Agreement, the Indenture, the Notes, the Transferor Certificate (other than the execution by the Owner Trustee on behalf of the Trust of the Indenture, the Notes and the Transferor Certificate, and the certificate of authentication on, the Transferor Certificate), or of the 1999-A SUBI Interest or 1999-A SUBI Certificate. The Owner Trustee shall have no obligation to perform any duty unless explicitly set forth in this Agreement or directed pursuant to Section 6.17. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Indenture, the Notes, the 1999-A SUBI Interest or 1999-A SUBI Certificate or any 1999-A Lease, any ownership interest in any 1999-A Leased Vehicle, or the maintenance of any such ownership interest, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to the Noteholders or the Certificateholder under this Agreement, including without limitation the validity of the assignment of the 1999-A SUBI Interest or 1999-A SUBI Certificate to the Trust or of any intervening assignment; the existence, condition, location and ownership of any 1999-A Lease or 1999-A Leased Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any 1999-A Lease or any computer or other record thereof; the completeness of any 1999-A Lease; the performance or enforcement of any Lease; the compliance by the Transferor with any covenant or the breach by the Transferor of any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation; the acts or omissions of the Transferor or the Servicer; or any action or failure to act by the Owner Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Owner Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Owner Trustee to perform its duties under this Agreement or based on the Owner Trustee's willful misconduct, bad faith or negligence, no recourse shall be had for any claim based on any provision of this Agreement, the Transferor Certificate, the 1999-A SUBI Interest or 1999-A SUBI Certificate or assignment thereof against the institution serving as Owner Trustee in its individual capacity. The Owner Trustee shall not have any personal obligation, liability or duty whatsoever to any Noteholder, the Indenture Trustee, the Transferor or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Owner Trustee shall not be accountable for the use or application by the Transferor of



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

any of the Notes or the Transferor Certificate or of the proceeds of the Notes or the Transferor Certificate, or for the use or application of any funds paid to the Servicer in respect of the 1999-A SUBI Interest or 1999-A SUBI Certificate.

         Section 6.04.     Owner Trustee May Own Notes.

         The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not Owner Trustee.

         Section 6.05.     Owner Trustee's Fees and Expenses.

         The Owner Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties of the Owner Trustee under this Agreement, and payment or reimbursement upon its request for all reasonable expenses, disbursements and advances incurred or made by the Owner Trustee in its capacity as Owner Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all professional service providers or other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith or that is the responsibility of the Indenture Trustee, the Noteholders or the Transferor under this Agreement or any other Transaction Document. Such compensation and reimbursement shall be paid as set forth in Section 3.03(b) hereof or Section 10.01 of the 1999-A SUBI Supplement (in the definitions of the terms "Principal Collections" and "Interest Collections"). Additionally, the Transferor, pursuant to Section 6.02(iii), may agree to indemnify the Owner Trustee under certain circumstances.

         Section 6.06.     Eligibility Requirements for Owner Trustee.

         The Owner Trustee under this Agreement shall at all times be a national banking association or corporation having its corporate trust office in the same State as the location of the Corporate Trust Office of the Owner Trustee as specified in this Agreement; and organized and doing business under the laws of such State or the United States; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having a long-term deposit rating no lower than Baa3 by Moody's, so long as Moody's is a Rating Agency, or be otherwise acceptable to each Rating Agency, as evidenced by a letter to such effect from each of them.

         If the Owner Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.07.

         Section 6.07.     Resignation or Removal of Owner Trustee.

                  (a) The Owner Trustee may at any time resign and be discharged from the trusts created by this Agreement by giving written notice thereof to the Transferor. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

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

                  (b) If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.06 and shall fail to resign after written request therefor by the Transferor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may remove the Owner Trustee. If it shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Transferor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Owner Trustee so removed and one copy to the successor Owner Trustee, and payment of all fees owed to the outgoing Owner Trustee.

                  (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee as provided in Section 6.08. The Servicer shall give the Indenture Trustee and each Rating Agency notice of any such resignation or removal of the Owner Trustee and appointment and acceptance of a successor Owner Trustee.

         Section 6.08.     Successor Owner Trustee.

         Any successor Owner Trustee appointed as provided in Section 6.07 shall execute, acknowledge and deliver to the Transferor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and statements held by it under this Agreement; and the Transferor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations. No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible under the provisions of Section 6.06. Upon acceptance of appointment by a successor Owner Trustee as provided in this Section, the Servicer shall cause notice of the successor of such Owner Trustee under this Agreement to be given by mail to the Indenture Trustee and each Rating Agency. If the Servicer fails to mail or cause to be mailed such notice within ten days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 6.09.     Merger or Consolidation of Owner Trustee.

         Any corporation (i) into which the Owner Trustee may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Owner Trustee shall be a party, or (iii) which may succeed to the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 6.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except that if the Owner Trustee in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Owner Trustee, either generally or particularly as provided herein. Notice of any such event shall be given by the Owner Trustee to each Rating Agency.

         Section 6.10.     Appointment of Co-Trustee or Separate Owner Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Transferor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Noteholders and the Transferor Certificateholder, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Transferor and the Owner Trustee may consider necessary or desirable. If the Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 6.06 and no notice of a successor Owner Trustee pursuant to Section 6.08 and no notice to Noteholders or the Indenture Trustee of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.08.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations
conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                           (ii) no trustee under this Agreement shall be
personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) the Transferor and the Owner Trustee acting
jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Section. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Transferor and the Servicer.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Agreement, the appointment of any separate trustee or co-trustee shall not relieve the Owner Trustee of its obligations and duties under this Agreement.

         Section 6.11.     Representations and Warranties of Owner Trustee.

         The Owner Trustee makes the following representations and warranties on which the Transferor and the Noteholders may rely:

                           (i) Organization and Good Standing. The Owner Trustee
is a Delaware banking corporation organized, existing and in good standing under the laws of the State of Delaware.

                           (ii) Power and Authority. The Owner Trustee has full
power, authority and right to execute,
deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                           (iii) Due Execution. This Agreement has been duly
executed and delivered by the Owner Trustee.

                           (iv) Enforceability. This Agreement constitutes the
legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

         Section 6.12.     Tax Returns.

         The Servicer shall on behalf of the Trust, the Owner Trustee and the Transferor, prepare or shall cause to be prepared any required federal tax information returns (in a manner consistent with the treatment of the Notes as indebtedness) and the Owner Trustee shall file and distribute such forms as required by law in accordance with the Servicer's instructions. If and to the extent the Trust is treated as a partnership for federal income tax purposes, the Servicer shall prepare or cause to be prepared any federal and state income tax returns that may be required with respect to the Trust or the Trust assets and shall deliver any such returns to the Owner Trustee for signature by the Transferor at least five days prior to the date such returns are required by law to be filed.

         Section 6.13. Owner Trustee May Enforce Claims Without Possession of Transferor Certificate.

         All rights of action and claims under this Agreement or the Transferor Certificate may be prosecuted and enforced by the Owner Trustee without the possession of the Transferor Certificate or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Owner Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Owner Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and the Certificateholder in respect of which such judgment has been obtained.

         Section 6.14.     Suit for Enforcement.

         If a 1999-A Servicer Event of Default shall occur and be continuing under the Servicing Agreement, as supplemented by the 1999-A Servicing Supplement with respect to the 1999-A SUBI Portfolio, or if the RV Insurer shall have failed to comply with its obligations to the Indenture Trustee or the Owner Trustee as an insured party under the Residual Value Insurance Policy, the Indenture Trustee or the Owner Trustee, in its discretion may, subject to the provisions of Sections 6.01 and 6.02 hereof, and Section 11.01(b) of the 1999-A Servicing Supplement (with respect to the Servicer), and the terms of the Residual Value Insurance Policy (with respect to the RV Insurer) proceed to protect and enforce its rights and the rights of the Noteholders and Certificateholder under this Agreement, the Servicing Agreement and the Servicing Supplement, or the Residual Value Insurance Policy, as applicable, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained herein or therein or in aid of the execution of any power granted herein or therein or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee or the Owner Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or the Owner Trustee or the Noteholders and Certificateholder.

         Section 6.15.     Rights of Indenture Trustee to Direct Owner Trustee.

         The Indenture Trustee (and, after payment in full of the Notes, the Transferor) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Owner Trustee under this Agreement, or exercising any trust or power conferred on the Owner Trustee by this Agreement; provided, however, that (a) subject to Sections 6.01 and 6.02, the Owner Trustee shall have the right to decline to follow any such direction if the Owner Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Owner Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability and (b) nothing in this Agreement shall impair the right of the Owner Trustee to take any action deemed proper by the Owner Trustee and which is not inconsistent with such direction by the Indenture Trustee (and, after payment in full of the Notes, the Transferor).

         Section 6.16.     No Petition.

         Each of the Owner Trustee and the Indenture Trustee covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Notes has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, neither the Owner Trustee nor the Indenture Trustee will institute against, or join any other Person in instituting against (i) ALF LP, the Transferor or any other Special Purpose Affiliate, (ii) ALF LLC, World Omni Lease Securitization or any other general partner of a Special Purpose Affiliate that is a partnership, (iii) any manager (other than WOFCO) of a limited liability company that is a general partner of a Special Purpose Affiliate that is a partnership or that itself is a Special Purpose Affiliate, or (iv) the Origination Trustee or the Origination Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee under this Agreement or the Indenture, respectively.

         Section 6.17.     Authority to Execute.

         The Transferor hereby authorizes and directs the Owner Trustee (i) to execute and deliver, on behalf of the Trust, the Indenture, the Notes, the Transferor Certificate and any other document as the Transferor or the Indenture Trustee may from time to time direct, (ii) to execute and deliver all other documents contemplated by the documents referred to in clause (i) above, and
(iii) subject to the terms of this Agreement, to take such other actions in connection with the foregoing as the Transferor, the Servicer or the Indenture Trustee may from time to time direct.

         Section 6.18.     Management of the Trust

         The business and affairs of the Trust shall be managed by the Owner Trustee at the direction of the Transferor, the Servicer and the Indenture Trustee.

                           ARTICLE SEVEN. TERMINATION

         Section 7.01.     Termination of the Trust.

         The Trust and the respective obligations and responsibilities of the Transferor, the Indenture Trustee and the Owner Trustee shall terminate upon the earliest of (i) the purchase as of any Distribution Date by the Transferor of the corpus of the Trust as described in Section 7.02 (ii) the day following the Distribution Date upon which all Notes have been paid in full and after which there is no unreimbursed Class A-1 Uncovered Loss Amount, Class A-2 Uncovered Loss Amount, Class A-3 Uncovered Loss Amount, Class A-4 Uncovered Loss Amount, Class B Uncovered Loss Amount, Class A-1 Uncovered Loss Interest Amount, Class A-2 Uncovered Loss Interest Amount, Class A-3 Uncovered Loss Interest Amount, Class A-4 Uncovered Loss Interest Amount, Class B Uncovered Loss Interest

Amount, Class B Note Principal Carryover Shortfall or Class B Note Principal Carryover Shortfall Interest Amount or (iii) the expiration, disposition or termination of the 1999-A SUBI Interest; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of William Jefferson Clinton of the State of Arkansas, living on the date of the Agreement. The Transferor shall promptly notify the Owner Trustee and each Rating Agency of any prospective termination of the Trust.

         Section 7.02.     Optional Purchase of the 1999-A SUBI Interest.
                  (a) On each Distribution Date as of which the Note Balance shall be less than or equal to ten percent (10%) of the Initial Note Balance, either before or after giving effect to any payment of principal required to be made on such Distribution Date, the Transferor shall have the option to purchase the corpus of the Trust. To exercise such option, the Transferor shall notify the Indenture Trustee, the Owner Trustee and the Servicer, in writing, no later than the third Business Day of the month in which such purchase is to be effected and shall deposit in the Distribution Account an amount equal to the greater of (i) the Aggregate Net Investment Value as of the last day of the related Collection Period, and (ii) the sum of (A) the Note Balance, (B) the accrued and unpaid Class A-1 Interest Distributable Amount, Class A-2 Interest Distributable Amount, Class A-3 Interest Distributable Amount, Class A-4 Interest Distributable Amount and Class B Interest Distributable Amount, (C) any accrued and unpaid Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall, Class A-4 Interest Carryover Shortfall and Class B Interest Carryover Shortfall, (D) any unpaid Class A-1 Uncovered Loss Amount, unpaid Class A-2 Uncovered Loss Amount, unpaid Class A-3 Uncovered Loss Amount, unpaid Class A-4 Uncovered Loss Amount, unpaid Class B Uncovered Loss Amount and unpaid Class B Note Principal Carryover Shortfall, and (E) any accrued and unpaid Class A-1 Uncovered Loss Interest Amount, accrued and unpaid Class A-2 Uncovered Loss Interest Amount, accrued and unpaid Class A-3 Uncovered Loss Interest Amount, accrued and unpaid Class A-4 Uncovered Loss Interest Amount, accrued and unpaid Class B Uncovered Loss Interest Amount and accrued and unpaid Class B Note Principal Carryover Shortfall Interest Amount through the day preceding the final Distribution Date. The Transferor also shall pay to the Servicer the aggregate amount of any unreimbursed Advances. Thereupon the Transferor shall succeed to all of the Trust corpus.

                  (b) The corpus of the Trust may only be purchased pursuant to this Section 7.02 if the Indenture Trustee and each Rating Agency receives an Opinion of Counsel from the Transferor's counsel to the effect that such purchase would not constitute a fraudulent conveyance, or each Rating Agency is otherwise satisfied (as evidenced by written notice from each to the Indenture Trustee).

                    ARTICLE EIGHT. EARLY AMORTIZATION EVENTS

         Section 8.01.     Early Amortization Events.

         If any one of the following events shall occur during the Revolving
Period:

                  (a) failure on the part of the Servicer (i) to make any payment or deposit required with respect to the 1999-A SUBI, the 1999-A SUBI Interest, or the Notes under this Agreement, the Origination Trust Agreement or the 1999-A SUBI Supplement, or the Servicing Agreement or the 1999-A Servicing Supplement, on or before the date occurring five Business Days after the payment or deposit is required to be made, or (ii) to deliver a Servicer's Certificate within ten Business Days after any Determination Date;

                  (b) failure on the part of the Transferor or the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Transferor or the Servicer set forth in this Agreement, the Origination Trust Agreement or the 1999-A SUBI Supplement, or the Servicing Agreement or the 1999-A Servicing Supplement, which failure materially and adversely affects the rights of the holder of the 1999-A SUBI Interest or of the Notes and which continues unremedied and continues to affect materially and adversely the rights of the holder of the 1999-A SUBI Interest or of the Notes for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, is given (i) to the Transferor or the Servicer, as the case may be, by the Indenture Trustee, Owner Trustee or the Origination Trustee, or (ii) to the Transferor or the Servicer, as the case may be, and to the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the aggregate Percentage Interest;

                  (c) any representation or warranty made by ALF LP in the SUBI Certificate Agreement, by the Transferor in this Agreement, or the representation and warranty made by the Servicer in Section 8.01(c) of the 1999-A Servicing Supplement or any certificate given pursuant to Section 8.02(b) of the 1999-A Servicing Supplement, shall prove to have been incorrect in any material respect when made or given, as a result of which the interests of the holder of the 1999-A SUBI Interest or of the Noteholders are materially and adversely affected and which continues to be incorrect in any material respect and continues to affect materially and adversely affect the interests of the holder of the 1999-A SUBI Interest or of the Noteholders for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, is given (i) to ALF LP, the Transferor or the Servicer, as the case may be, by the Indenture Trustee, Owner Trustee or the Origination Trustee, or
(ii) to ALF LP, the Transferor or the Servicer, as the case may be, and to the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the aggregate Percentage Interest; provided, however, that an Early Amortization Event pursuant to this subparagraph (b) shall not be deemed to have occurred hereunder if the Servicer has made the deposit contemplated by Section 8.03 of the 1999-A Servicing Supplement and has reallocated the relevant 1999-A Lease and 1999-A Leased Vehicle to the UTI Portfolio within the time provided therefor;

                  (d) the Transferor shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Transferor shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Transferor shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

                  (e) any order for relief against the Transferor shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Transferor under any other similar applicable Federal law; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Transferor or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered;

                  (f) any Lien, other than Liens permitted under this Agreement, the Indenture, the Origination Trust Agreement or the 1999-A SUBI Supplement, the Servicing Agreement or the 1999-A Servicing Supplement, or the Backup Security Agreement, shall be created on or extend to or otherwise arise upon or burden the 1999-A SUBI Interest, the 1999-A SUBI Certificate, or the 1999-A Leases or 1999-A Leased Vehicles, or any part thereof or any interest therein or the proceeds thereof, and not be released or bonded over within 60 days thereafter;

                  (g) the Transferor, the Trust or the Origination Trust shall become subject to registration as an "investment company" under the Investment Company Act;

                  (h) on the twenty-fifth calendar day of any calendar month (commencing September 25, 1999) the aggregate amount of Principal Collections (and amounts treated as Principal Collections pursuant to the last sentence of Section 3.03(b)) collected through the last day of the related Collection Period that have not been reinvested in new 1999-A Leases and 1999-A Leased Vehicles, as contemplated by Section 11.02 of the 1999-A SUBI Supplement, exceeds $[______________];

                  (i) a 1999-A Servicer Event of Default has occurred;

                  (j) an Indenture Event of Default has occurred;

                  (k) on any Distribution Date the aggregate amount withdrawn from the Reserve Fund and deposited in the Distribution Account on or prior to such Distribution Date (without reference to any subsequent deposits to the Reserve Fund from any source) exceeds $[__________];

                  (l) any 1999-A Leased Vehicle shall no longer be covered by
(i) the Residual Value Insurance Policy, (ii) one or more policies with substantially similar coverage and provisions issued by an insurer acceptable to each Rating Agency (as evidenced by a letter from each to the effect that such change would not result in its then-current rating of any Rated Securities being qualified, reduced or withdrawn); provided that the Origination Trustee, the Indenture Trustee and the Owner Trustee shall at all times have the same rights with respect to any replacement policy as with respect to the original policy, or (iii) any alternative mechanism to support the Booked Residual Value of such 1999-A Leased Vehicle that has been approved in accordance with the procedures set forth in Section 9.01 for the amendment hereof; or

                  (m) the failure of the Class A Cap Provider to make a required payment within five calendar days of the date such payment was due,

then (but in the case of any event described in subparagraph (a), (b), (c), (f), (g) or (m) after any applicable grace period) an early amortization event (an "Early Amortization Event") shall have occurred.

                     ARTICLE NINE. MISCELLANEOUS PROVISIONS

         Section 9.01.     Amendment.

                  (a) This Agreement and the other Transaction Documents may be amended by the respective parties thereto, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein or therein, to add, change or eliminate any other provisions hereof or thereof with respect to matters or questions arising hereunder or thereunder that shall not be inconsistent with the provisions hereof or thereof, or to add or amend any provision therein in connection with permitting transfers of the Class B Notes; provided, however, that any such action shall not, in the good faith judgment of the parties hereto or thereto, adversely affect in any material respect the interests of the Noteholders, and the Origination Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such action shall not affect the legal interests or positions of the Noteholders.

                  (b) This Agreement and the other Transaction Documents may also be amended from time to time by the respective parties hereto or thereto including with respect to (i) changing the formula for determining the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement (including changing the Reserve Fund Tests) which change would result in a decrease in the amount of the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement, (ii) changing the manner by which the Reserve Fund is funded, which changes could include borrowings by the Transferor to fund all or a portion of the Reserve Fund Initial Deposit (which borrowings would be payable from assets or cash flow otherwise payable to the Transferor), (iii) changing the remittance schedule for collection deposits in the Distribution Account, (iv) changing the definition of "Permitted Investments", or (v) replacing the Residual Value Insurance Policy with an alternate mechanism to support the Booked Residual Value of the 1999-A Leased Vehicles and Early Termination Amounts, if either (A) the Indenture Trustee has been furnished with written confirmation from each Rating Agency to the effect that such amendment would not cause its then-current rating of any Rated Securities to be qualified, reduced or withdrawn, or (B) the Indenture Trustee has received the consent of the Holders of Notes representing more than 50% of the aggregate Percentage Interests, acting as a single Class (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note); provided, however, that: (1) any amendment (x) eliminating the Reserve Fund or the Residual Value Insurance Policy, (y) reducing the Reserve Fund Cash Requirement to less than the lesser of the Reserve Fund Initial Deposit and the Note Balance as of the related Distribution Date (after giving effect to reductions in the Note Balance on such Distribution Date), or (z) eliminating or reducing the RV Insurer Reserve Fund Supplemental Requirement, shall also require that the Indenture Trustee and each Rating Agency receive an Opinion of Counsel to the effect that, after such amendment, for Federal income tax purposes the Class A Notes will properly be characterized as indebtedness that is secured by the assets of the Trust; (2) with respect to an amendment replacing the Residual Value Insurance Policy with an alternate mechanism, the Servicer also shall have provided to the Indenture Trustee and the Origination Trustee an Officer's Certificate to the effect that the 1999-A Leases may properly be treated as finance leases for purposes of generally accepted accounting principles, consistently applied, by virtue of some reason other than maintenance of that policy, and describing such reasons (which shall be in accordance with generally accepted accounting principles, consistently applied); and (3) no such amendment shall (y) except as otherwise provided in Section 9.01(a), increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 1999-A SUBI or any 1999-A SUBI Certificate or distributions that shall be required to be made on any Note or the applicable Note Rate or (z) reduce the aforesaid percentage of the aggregate Percentage Interest of the Notes of each Class required to consent to any such amendment, without the consent of the Holders of all Notes of such Class then outstanding.

                  (c) The Indenture Trustee shall provide each Rating Agency prior notice of any proposed amendment hereto and copies of an Opinion of Counsel, if relevant, whether or not such amendment requires its approval. Any notice of any such amendment or modification as to which notice is required to be given to any Rating Agency shall contain both the substance and substantial form of the proposed amendment or modification.

                  (d) Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder. It shall not be necessary for the consent of Noteholders pursuant to Section 9.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Noteholders of the execution thereof shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

                  (e) Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee and the Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects such Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 9.02.     Protection of Title to Trust.

                  (a) The Transferor shall execute and file, or cause to be executed and filed, such financing statements and such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Noteholders and the Owner Trustee under this Agreement in the 1999-A SUBI Interest, the 1999-A SUBI Certificate and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Owner Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) The Transferor shall not change its name, identity or partnership structure in any manner that would, could or might make any financing statement or continuation statement filed by the Transferor in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                  (c) The Transferor shall give the Owner Trustee prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly make any such filing.

                  (d) The Transferor shall deliver to the Owner Trustee promptly after the execution and delivery of each amendment to this Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee in the 1999-A SUBI Interest, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to preserve and protect such interest.
                  (e) The Transferor shall, to the extent required by applicable law, cause the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such Sections.

                  (f) This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 9.03.     Limitation on Rights of Transferor.

         The incapacity, bankruptcy or insolvency of the Transferor shall not operate to terminate this Agreement or the Trust, nor entitle the Transferor's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect (except to the extent set forth herein or in the other Transaction Documents) the rights, obligations and liabilities of the parties to this Agreement, the other Transaction Documents or any of them.

         Section 9.04.     Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT THAT THE GRANT OF A SECURITY INTEREST IN ANY ACCOUNT AND THE FUNDS AND PROPERTY THEREIN AND THE PERFECTION, EFFECT OF PERFECTION, AND PRIORITY OF SUCH SECURITY INTEREST SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 9.05.     Notices.

         All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Transferor, to the agent for service as specified in this Agreement, or at such other address as shall be designated by the Transferor in a written notice to the Owner Trustee and the Indenture Trustee; (ii) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee; (iii) in the case of the Owner Trustee, at the Corporate Trust Office of the Owner Trustee; (iv) in the case of Standard & Poor's, at 25 Broadway, 20th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; (v) in the case of Moody's, at 99 Church Street, New York, New York 10007 Attention:
ABS Monitoring Department; and (vi) in the case of Fitch, at Fitch Information Services, 1201 E. Seventh Street, Powell, Wyoming 82435 Attention: Asset Backed Surveillance. Any notice required or permitted to be mailed to a Noteholder shall be given as provided in Section 1.05 of the Indenture. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

         Section 9.06.     Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof.

         Section 9.07.     Assignment.

         Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 5.03, this Agreement may not be assigned by the Transferor without the prior written consent of Holders of Notes evidencing more than 50% of the aggregate Percentage Interests (acting as a single Class). The Transferor shall provide a copy of any such assignment to each Rating Agency.

         Section 9.08.     Transferor Certificate Nonassessable and Fully Paid.

         Except as provided in Section 5.02(b) with regard to the Transferor, the Transferor shall not be personally liable for obligations of the Trust. The interest represented by the Transferor Certificate shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon the execution and authentication thereof by the Owner Trustee pursuant to Section 4.02, 4.03 or 4.04, the Transferor Certificate is and shall be deemed fully paid.

         Section 9.09.     Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Further, all references herein to Persons or entities other than parties hereto shall be deemed to refer to the successors and permitted assigns of such persons, to the extent that such construction is reasonably possible; to the extent that such construction is not reasonably possible, the parties hereto shall amend this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

                         ARTICLE TEN. AGENT FOR SERVICE

         Section 10.01.    Agent for Service of Transferor.

         The agent for service of process for the Transferor shall be its Treasurer, at 6150 Omni Park Drive, Mobile, Alabama 36609.

         Section 10.02.    Agent of Owner Trustee.

         The Owner Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Transferor Certificate and this Agreement may be served. The initial such office shall be the Corporate Trust Office. The Owner Trustee shall give prompt written notice to the Transferor, the Servicer and the Indenture Trustee of any change in the location of any such office or agency.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                        WORLD OMNI LEASE SECURITIZATION L.P., as Transferor

                        By: World Omni Lease Securitization LLC, its general
                            partner

                        By:
                             ----------------------------------------
                             Patrick C. Ossenbeck
                             Assistant Treasurer


                        CHASEMANHATTAN BANK DELAWARE, not in its
                             individual capacity except as expressly provided herein, but solely as Owner Trustee

                        By:
                             ----------------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------

                        HARRIS TRUST AND SAVINGS BANK, not in its
                             individual capacity except as expressly provided herein, but solely as Indenture Trustee

                        By:
                             ----------------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------

                                    EXHIBIT A

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED.

         WORLD OMNI 1999-A AUTOMOBILE LEASE SECURITIZATION TRUST

         AUTOMOBILE LEASE ASSET BACKED TRANSFEROR CERTIFICATE

         evidencing the undivided equity interest in the Trust, as defined below, the property of which includes, among other things, a 100% interest in a special unit of beneficial interest in World Omni LT, an Alabama business trust, which special unit of beneficial interest represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp. and thereafter assigned to World Omni LT, and which interest was originally issued to Auto Lease Finance L.P., and then sold to World Omni Lease Securitization L.P., and then to the Trust.

         (This Certificate does not represent an obligation of, or an interest in, Auto Lease Finance, Inc., World Omni Lease Securitization LLC, World Omni LT, World Omni Financial Corp., or any of their respective affiliates.)

         THIS CERTIFIES THAT WORLD OMNI LEASE SECURITIZATION L.P. (the "Transferor") is the registered owner of the undivided equity interest in the World Omni 1999-A Automobile Lease Securitization Trust (the "Trust") formed by the Transferor. The Trust was created pursuant to a Securitization Trust Agreement dated as of August 1, 1999 (the "Agreement"), among the Transferor, Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee (the "Owner Trustee"), and Harris Trust and Savings Bank, as indenture trustee (the "Indenture Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein the capitalized terms used herein have the meanings assigned to them in the Agreement.

         This Certificate is the Transferor Certificate issued under the Agreement and designated as the "World Omni 1999-A Automobile Lease Securitization Trust Automobile Lease Asset Backed Transferor Certificate" (the "Transferor Certificate"). This Transferor Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Transferor Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         The property of the Trust includes, among other things, a 100% interest in a special unit of beneficial interest (the "1999-A SUBI Interest") in World Omni LT, an Alabama business trust (the "Origination Trust"), which 1999-A SUBI Interest represents a beneficial interest in, among other things, a pool of retail automobile and light duty truck lease contracts ("Leases") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Leases and Leased Vehicles, the "1999-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp., which also acts as servicer (in that capacity, the "Servicer") of the 1999-A SUBI Portfolio. During the Revolving Period, Principal Collections allocable to the 1999-A SUBI Interest generally will be applied towards the allocation to the 1999-A SUBI Portfolio of additional qualifying Leases and Leased Vehicles from among all other unallocated Leases and Leased Vehicles owned by the Origination Trust.

         Payments in respect of the 1999-A SUBI Interest will be allocated between the Notes and this Transferor Certificate and paid to the registered Holder of this Transferor Certificate as provided in the Agreement.

         It is the intention of the Transferor, as the Holder of this Certificate, that the Notes will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Owner Trustee and the Transferor, as the Holder of this Certificate, by acceptance of this Certificate, agree to treat the Notes, for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment.

         By accepting this Certificate, the Holder hereof waives any claim to any proceeds or assets of the Origination Trustee and to all assets of the Origination Trust other than those from time to time included within the 1999-A SUBI Portfolio as 1999-A SUBI Assets and those proceeds or assets derived from or earned by such 1999-A SUBI Assets.

         In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Notes do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the Trust, then the Transferor, as Holder hereof, agrees (i) to treat the Notes, together with this Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificate (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and
(iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the Trust to the Transferor.

         This Certificate does not represent an obligation of, or an interest in, the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee, the Origination Trust or any of their respective affiliates. This Certificate is limited in right of payment to certain collections and recoveries respecting the 1999-A SUBI Interest and the 1999-A SUBI Certificate, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy and certain monies on deposit in the Reserve Fund and in certain other accounts, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Owner Trustee, and at such other places, if any, designated by the Owner Trustee, by the Certificateholder upon request.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholder under the Agreement at any time by the Transferor, the Servicer, the Indenture Trustee and the Owner Trustee. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Notes evidencing more than 50% of the aggregate Percentage Interests of all Notes, voting together as a single class.

         As provided in the Agreement, this Certificate shall be owned by the Transferor and may not be transferred.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Noteholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Transferor may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the 1999-A SUBI Interest and the 1999-A SUBI Certificate and other property of the Trust will effect early retirement of this Certificate; provided, however, such right of purchase is exercisable only on the Distribution Date following the last day of a Collection Period as of which the Note Balance shall be less than or equal to ten percent (10%) of the Initial Note Balance.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Transferor Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Transferor Certificate to be duly executed.

Dated: September  __, 1999       WORLD OMNI 1999-A AUTOMOBILE LEASE
                                 SECURITIZATION TRUST

                                 CHASE MANHATTAN BANK DELAWARE,
                                 not in its individual capacity, but solely as Owner Trustee





(SEAL)                           By:
                                       ----------------------------------
                                                Authorized Officer

                   This is the Transferor Certificate referred
                      to in the within-mentioned Agreement.

                                 CHASE MANHATTAN BANK DELAWARE,
                                 not in its individual capacity, but solely as Owner Trustee



                                 By:
                                       ----------------------------------

                                    EXHIBIT B

                                    [FORM OF]

                             CERTIFICATE OF TRUST OF
             WORLD OMNI 1999-A AUTOMOBILE LEASE SECURITIZATION TRUST

         THIS Certificate of Trust of World Omni 1999-A Automobile Lease Securitization Trust (the "Trust"), dated as of August 1, 1999 is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).

         1. Name. The name of the business trust formed hereby is WORLD OMNI 1999-A AUTOMOBILE LEASE SECURITIZATION TRUST.

         2. Delaware Trustee. The name and business address of the trustee of the Trust resident in the State of Delaware is Chase Manhattan Bank Delaware, 1201 N. Market Street, 8th Floor, Wilmington, Delaware, 19801.

         3. This Certificate of Trust will be effective ____________, 1999.

         IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                 Chase Manhattan  Bank Delaware,
                                    a Delaware banking corporation, not in its individual capacity, but solely as owner trustee of the Trust.


                                 By:
                                       ----------------------------------
                                       Name:
                                              ---------------------------
                                       Title:
                                              ---------------------------

                                      B-1